                                                                     EXHIBIT 4-1

The Fuji Bank, Limited
Atlanta Agency
Marquis One Tower, Suite 2100
245 Peachtree Center Avenue, N.E.
Atlanta, Georgia 30303-1208

Telephone 404-653-2100
Telex 9102507122
Fax 404-653-2119

                               August 24, 1995



Savannah Foods & Industries, Inc.
2 East Bryan Street
Savannah, GA  31401
Attention:  Mr. Greg Smith

         Re: Master Credit Agreement attached hereto as Exhibit A (the "Master Credit Agreement"; capitalized terms which are used herein without definition have the meanings given them in the Master Credit Agreement.)

Gentlemen:

         The undersigned, as the Bank, and the Borrower, by execution and return to the Bank of a counterpart hereof, hereby agree that the Master Credit Agreement is incorporated herein by reference and made a part hereof, and each of them shall be a party to the Master Credit Agreement by virtue hereof. This letter is the Letter Agreement between the Borrower and the Bank, and this Letter Agreement and the Master Credit Agreement shall constitute the Agreement between the Bank and the Borrower. The Bank and the Borrower hereby agree as follows:

         1. Establishment of Facility; Commitment. The Bank hereby establishes the Facility, with a Commitment in the amount of $5,000,000.

         2. Closing Date. The Closing Date for all purposes under the Agreement shall be August 24, 1995.

         3. Addresses for Notices; Lending Office. The addresses and telecopier numbers of the Bank and the Borrower for notices, requests and other communications under the Agreement are set forth below, as contemplated in
Section 8.01 of the Master Credit Agreement, and the address of the Bank set forth below is its Lending Office, in each case unless a different address hereafter is specified or designated pursuant to such Section 8.01.

Savannah Foods & Industries, Inc.
August 24, 1995
Page 2


         Borrower:

         Savannah Foods & Industries, Inc.
         2 East Bryan Street
         Savannah, GA  31401
         Attention:  Mr. Greg Smith
         Facsimile:  912-232-3469
         Telephone:  912-651-5050

         Bank:

         The Fuji Bank, Limited - Atlanta Agency
         Marquis One Tower, Suite 2100
         245 Peachtree Center Avenue
         Atlanta, GA  30303-1208
         Attention:  Connie Fowls
         Facsimile:  404-653-2119
         Telephone:  404-653-2100

         If the terms hereof are acceptable, please execute and return a counterpart of this letter to the undersigned, whereupon this Letter Agreement shall be effective as of the Closing Date.

                                        Very truly yours,

                                        THE FUJI BANK, LIMITED - ATLANTA AGENCY


                                        By:____________________________________
                                           Title:______________________________


ACCEPTED AND AGREED TO:

SAVANNAH FOODS & INDUSTRIES, INC.


By: ________________________________
    Title:  ________________________

NationsBank
600 Peachtree Street, N.E.
21st Floor
Atlanta, GA  30308-2213



                                August 24, 1995



Savannah Foods & Industries, Inc.
2 East Bryan Street
Savannah, GA  31401
Attention:  Mr. Greg Smith

                 Re: Master Credit Agreement attached hereto as Exhibit A (the "Master Credit Agreement"; capitalized terms which are used herein without definition have the meanings given them in the Master Credit Agreement.)

Gentlemen:

         The undersigned, as the Bank, and the Borrower, by execution and return to the Bank of a counterpart hereof, hereby agree that the Master Credit Agreement is incorporated herein by reference and made a part hereof, and each of them shall be a party to the Master Credit Agreement by virtue hereof. This letter is the Letter Agreement between the Borrower and the Bank, and this Letter Agreement and the Master Credit Agreement shall constitute the Agreement between the Bank and the Borrower. The Bank and the Borrower hereby agree as follows:

         1. Establishment of Facility; Commitment. The Bank hereby establishes the Facility, with a Commitment in the amount of $25,000,000.

         2. Closing Date. The Closing Date for all purposes under the Agreement shall be August 24, 1995.

         3. Addresses for Notices; Lending Office. The addresses and telecopier numbers of the Bank and the Borrower for notices, requests and other communications under the Agreement are set forth below, as contemplated in
Section 8.01 of the Master Credit Agreement, and the address of the Bank set forth below is its Lending Office, in each case unless a different address hereafter is specified or designated pursuant to such Section 8.01.

         Borrower:

         Savannah Foods & Industries, Inc.
         2 East Bryan Street
         Savannah, GA  31401
         Attention:  Mr. Greg Smith
         Facsimile:  912-232-3469
         Telephone:  912-651-5050

         Bank:

         ADDRESS FOR NOTICES AND REQUESTS:
         NationsBank
         101 North Tryon Street
         Charlotte, NC  28255
         Attention:  Judy Dudley
         Facsimile:  704-386-8694
         Telephone:  704-386-8201

         LENDING OFFICE AND ADDRESS FOR OTHER COMMUNICATIONS:
         NationsBank of Georgia, N.A.
         600 Peachtree Street
         Atlanta, GA  30308
         Attention:  Jan J. Serafen
         Facsimile:  404-607-6467
         Telephone:  404-607-5549

         If the terms hereof are acceptable, please execute and return a counterpart of this letter to the undersigned, whereupon this Letter Agreement shall be effective as of the Closing Date.

                                        Very truly yours,

                                        NATIONSBANK OF GEORGIA, N.A.


                                        By:____________________________________
                                           Title:______________________________


ACCEPTED AND AGREED TO:

SAVANNAH FOODS & INDUSTRIES, INC.


By: ________________________________
    Title:  ________________________

NBD Bank
611 Woodward Avenue
Detroit, Michigan 48226
Phone 313-225-4227

James D. Heinz
Vice President

                                August 24, 1995



Savannah Foods & Industries, Inc.
2 East Bryan Street
Savannah, GA  31401
Attention:  Mr. Greg Smith

         Re: Master Credit Agreement attached hereto as Exhibit A (the "Master Credit Agreement"; capitalized terms which are used herein without definition have the meanings given them in the Master Credit Agreement.)

Gentlemen:

         The undersigned, as the Bank, and the Borrower, by execution and return to the Bank of a counterpart hereof, hereby agree that the Master Credit Agreement is incorporated herein by reference and made a part hereof, and each of them shall be a party to the Master Credit Agreement by virtue hereof. This letter is the Letter Agreement between the Borrower and the Bank, and this Letter Agreement and the Master Credit Agreement shall constitute the Agreement between the Bank and the Borrower. The Bank and the Borrower hereby agree as follows:

         1. Establishment of Facility; Commitment. The Bank hereby establishes the Facility, with a Commitment in the amount of $20,000,000.

         2. Closing Date. The Closing Date for all purposes under the Agreement shall be August 24, 1995.

         3. Addresses for Notices; Lending Office. The addresses and telecopier numbers of the Bank and the Borrower for notices, requests and other communications under the Agreement are set forth below, as contemplated in
Section 8.01 of the Master Credit Agreement, and the address of the Bank set forth below is its Lending Office, in each case unless a different address hereafter is specified or designated pursuant to such Section 8.01.

Savannah Foods & Industries, Inc.
August 24, 1995
Page 2


         Borrower:

         Savannah Foods & Industries, Inc.
         2 East Bryan Street
         Savannah, GA  31401
         Attention:  Mr. Greg Smith
         Facsimile:  912-232-3469
         Telephone:  912-651-5050

         Bank:

         NBD Bank
         611 Woodward Avenue
         Detroit, MI  28226
         Attention:  Gilda Johnson
         Facsimile:  313-225-2649
         Telephone:  313-225-3677

         If the terms hereof are acceptable, please execute and return a counterpart of this letter to the undersigned, whereupon this Letter Agreement shall be effective as of the Closing Date.

                                        Very truly yours,

                                        NBD BANK


                                        By:____________________________________
                                           Title:______________________________


ACCEPTED AND AGREED TO:

SAVANNAH FOODS & INDUSTRIES, INC.


By: ________________________________
    Title:  ________________________

Second National Bank
101 North Washington Avenue
Saginaw, Michigan  48607



                                August 24, 1995



Savannah Foods & Industries, Inc.
2 East Bryan Street
Savannah, GA  31401
Attention:  Mr. Greg Smith

                 Re: Master Credit Agreement attached hereto as Exhibit A (the "Master Credit Agreement"; capitalized terms which are used herein without definition have the meanings given them in the Master Credit Agreement.)

Gentlemen:

         The undersigned, as the Bank, and the Borrower, by execution and return to the Bank of a counterpart hereof, hereby agree that the Master Credit Agreement is incorporated herein by reference and made a part hereof, and each of them shall be a party to the Master Credit Agreement by virtue hereof. This letter is the Letter Agreement between the Borrower and the Bank, and this Letter Agreement and the Master Credit Agreement shall constitute the Agreement between the Bank and the Borrower. The Bank and the Borrower hereby agree as follows:

         1. Establishment of Facility; Commitment. The Bank hereby establishes the Facility, with a Commitment in the amount of $15,000,000.

         2. Closing Date. The Closing Date for all purposes under the Agreement shall be August 24, 1995.

         3. Addresses for Notices; Lending Office. The addresses and telecopier numbers of the Bank and the Borrower for notices, requests and other communications under the Agreement are set forth below, as contemplated in
Section 8.01 of the Master Credit Agreement, and the address of the Bank set forth below is its Lending Office, in each case unless a different address hereafter is specified or designated pursuant to such Section 8.01.

Savannah Foods & Industries, Inc.
August 24, 1995
Page 2


         Borrower:

         Savannah Foods & Industries, Inc.
         2 East Bryan Street
         Savannah, GA  31401
         Attention:  Mr. Greg Smith
         Facsimile:  912-232-3469
         Telephone:  912-651-5050

         Bank:

         Second National Bank of Saginaw
         101 North Washington Avenue
         Saginaw, Michigan  48607
         Attention:  Joyce M. Van Ochten
         Facsimile:  517-776-7420
         Telephone:  517-776-7469

         If the terms hereof are acceptable, please execute and return a counterpart of this letter to the undersigned, whereupon this Letter Agreement shall be effective as of the Closing Date.

                                        Very truly yours,

                                        SECOND NATIONAL BANK OF SAGINAW



                                        By:____________________________________
                                           Title:______________________________


ACCEPTED AND AGREED TO:

SAVANNAH FOODS & INDUSTRIES, INC.


By: ________________________________
    Title:  ________________________

Trust Company Bank
A SunTrust Bank
P O Box 4418
Atlanta, Georgia  30302



                                August 24, 1995



Savannah Foods & Industries, Inc.
2 East Bryan Street
Savannah, GA  31401
Attention:  Mr. Greg Smith

                 Re: Master Credit Agreement attached hereto as Exhibit A (the "Master Credit Agreement"; capitalized terms which are used herein without definition have the meanings given them in the Master Credit Agreement.)

Gentlemen:

         The undersigned, as the Bank, and the Borrower, by execution and return to the Bank of a counterpart hereof, hereby agree that the Master Credit Agreement is incorporated herein by reference and made a part hereof, and each of them shall be a party to the Master Credit Agreement by virtue hereof. This letter is the Letter Agreement between the Borrower and the Bank, and this Letter Agreement and the Master Credit Agreement shall constitute the Agreement between the Bank and the Borrower. The Bank and the Borrower hereby agree as follows:

         1. Establishment of Facility; Commitment. The Bank hereby establishes the Facility, with a Commitment in the amount of $10,000,000.

         2. Closing Date. The Closing Date for all purposes under the Agreement shall be August 24, 1995.

         3. Addresses for Notices; Lending Office. The addresses and telecopier numbers of the Bank and the Borrower for notices, requests and other communications under the Agreement are set forth below, as contemplated in
Section 8.01 of the Master Credit Agreement, and the address of the Bank set forth below is its Lending Office, in each case unless a different address hereafter is specified or designated pursuant to such Section 8.01.

Savannah Foods & Industries, Inc.
August 24, 1995
Page 2


         Borrower:

         Savannah Foods & Industries, Inc.
         2 East Bryan Street
         Savannah, GA  31401
         Attention:  Mr. Greg Smith
         Facsimile:  912-232-3469
         Telephone:  912-651-5050

         Bank:

         Trust Company Bank
         25 Park Place, 23rd Floor
         Atlanta, GA  30303
         Attention:  Laura J. Sowders
         Facsimile:  404-588-8833
         Telephone:  404-588-7797

         If the terms hereof are acceptable, please execute and return a counterpart of this letter to the undersigned, whereupon this Letter Agreement shall be effective as of the Closing Date.

                                        Very truly yours,

                                        TRUST COMPANY BANK


                                        By:____________________________________
                                           Title:______________________________


ACCEPTED AND AGREED TO:

SAVANNAH FOODS & INDUSTRIES, INC.


By: ________________________________
    Title:  ________________________

Wachovia Bank of Georgia, N.A.
191 Peachtree Street, N.E.
Atlanta, Georgia  30303



                                August 24, 1995



Savannah Foods & Industries, Inc.
2 East Bryan Street
Savannah, GA  31401
Attention:  Mr. Greg Smith

                 Re: Master Credit Agreement attached hereto as Exhibit A (the "Master Credit Agreement"; capitalized terms which are used herein without definition have the meanings given them in the Master Credit Agreement.)

Gentlemen:

         The undersigned, as the Bank, and the Borrower, by execution and return to the Bank of a counterpart hereof, hereby agree that the Master Credit Agreement is incorporated herein by reference and made a part hereof, and each of them shall be a party to the Master Credit Agreement by virtue hereof. This letter is the Letter Agreement between the Borrower and the Bank, and this Letter Agreement and the Master Credit Agreement shall constitute the Agreement between the Bank and the Borrower. The Bank and the Borrower hereby agree as follows:

         1. Establishment of Facility; Commitment. The Bank hereby establishes the Facility, with a Commitment in the amount of $40,000,000.

         2. Closing Date. The Closing Date for all purposes under the Agreement shall be August 24, 1995.

         3. Addresses for Notices; Lending Office. The addresses and telecopier numbers of the Bank and the Borrower for notices, requests and other communications under the Agreement are set forth below, as contemplated in
Section 8.01 of the Master Credit Agreement, and the address of the Bank set forth below is its Lending Office, in each case unless a different address hereafter is specified or designated pursuant to such Section 8.01.

Savannah Foods & Industries, Inc.
August 24, 1995
Page 2


         Borrower:

         Savannah Foods & Industries, Inc.
         2 East Bryan Street
         Savannah, GA  31401
         Attention:  Mr. Greg Smith
         Facsimile:  912-232-3469
         Telephone:  912-651-5050

         Bank:

         Wachovia Bank of Georgia, N.A.
         191 Peachtree Street, N.E., 30th Floor
         Atlanta, GA  30303-1757
         Attention:  Stephen F. Blake
         Facsimile:  404-332-6920
         Telephone:  404-332-4078

         If the terms hereof are acceptable, please execute and return a counterpart of this letter to the undersigned, whereupon this Letter Agreement shall be effective as of the Closing Date.

                                        Very truly yours,

                                        WACHOVIA BANK OF GEORGIA, N.A.


                                        By:____________________________________
                                           Title:______________________________


ACCEPTED AND AGREED TO:

SAVANNAH FOODS & INDUSTRIES, INC.


By: ________________________________
    Title:  ________________________

The Chase Manhattan Bank, N.A.
1 Chase Plaza
New York, New York  10081



                                August 22, 1995



Savannah Foods & Industries, Inc.
2 East Bryan Street
Savannah, GA  31401
Attention:  Mr. Greg Smith

                 Re: Master Credit Agreement attached hereto as Exhibit A (the "Master Credit Agreement"; capitalized terms which are used herein without definition have the meanings given them in the Master Credit Agreement.)

Gentlemen:

         The undersigned, as the Bank, and the Borrower, by execution and return to the Bank of a counterpart hereof, hereby agree that the Master Credit Agreement is incorporated herein by reference and made a part hereof, and each of them shall be a party to the Master Credit Agreement by virtue hereof. This letter is the Letter Agreement between the Borrower and the Bank, and this Letter Agreement and the Master Credit Agreement shall constitute the Agreement between the Bank and the Borrower. The Bank and the Borrower hereby agree as follows:

         1. Establishment of Facility; Commitment. The Bank hereby establishes the Facility, with a Commitment in the amount of $25,000,000.

         2. Closing Date. The Closing Date for all purposes under the Agreement shall be August 24, 1995.

         3. Addresses for Notices; Lending Office. The addresses and telecopier numbers of the Bank and the Borrower for notices, requests and other communications under the Agreement are set forth below, as contemplated in
Section 8.01 of the Master Credit Agreement, and the address of the Bank set forth below is its Lending Office, in each case unless a different address hereafter is specified or designated pursuant to such Section 8.01.

Savannah Foods & Industries, Inc.
August 22, 1995
Page 2


         Borrower:

         Savannah Foods & Industries, Inc.
         2 East Bryan Street
         Savannah, GA  31401
         Attention:  Mr. Greg Smith
         Facsimile:  912-232-3469
         Telephone:  912-651-5050

         Bank:

         The Chase Manhattan Bank, N.A.
         One Chase Manhattan Plaza - 18th Fl.
         New York, NY  10081
         Attention:  Martine Castadot
         Facsimile:  212-344-0246
         Telephone:  212-552-5051

         4. Governing Law; Consent to Jurisdiction. The parties hereto acknowledge that for the purposes of interpreting each of Sections 8.10 and
8.12 of the Master Credit Agreement, the "state in which the bank has its principal office" is New York.

         If the terms hereof are acceptable, please execute and return a counterpart of this letter to the undersigned, whereupon this Letter Agreement shall be effective as of the Closing Date.

                                        Very truly yours,

                                        THE CHASE MANHATTAN BANK, N.A.


                                        By:____________________________________
                                           Title:______________________________


ACCEPTED AND AGREED TO:

SAVANNAH FOODS & INDUSTRIES, INC.


By: ________________________________
    Title:  ________________________

                            MASTER CREDIT AGREEMENT





                                    BETWEEN




                       SAVANNAH FOODS & INDUSTRIES, INC.




                                      AND




                       ANY BILATERAL LENDER WHICH BECOMES
                       A PARTY HERETO BY LETTER AGREEMENT




        DATED AS OF THE CLOSING DATE ESTABLISHED BY THE LETTER AGREEMENT

                               TABLE OF CONTENTS

                            MASTER CREDIT AGREEMENT

                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE I

                                                       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 1.01. Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 1.02. Accounting Terms and Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 1.03. References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 1.04. Use of Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 1.05. Terminology . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                        ARTICLE II

                                                       THE CREDITS  . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 2.01. Commitment to Make Available Conventional   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 2.02. Method of Borrowing Conventional Rate Credits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 2.03. Offered Rate Credits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 2.04. Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 2.05. Maturity of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 2.06. Interest Rates; Accretion of Principal of Banker's Acceptances  . . . . . . . . . . . . . . . . . . . .  21

SECTION 2.07. Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 2.08. Optional Termination or Reduction of Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 2.09. Mandatory Reduction and Termination of Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 2.10. Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 2.11. Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 2.12. General Provisions as to Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 2.13. Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26





                                     (i)

                                                       ARTICLE III

                                                 CONDITIONS TO BORROWINGS . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 3.01. Conditions to First Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 3.02. Conditions to All Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                                        ARTICLE IV

                                              REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . .  29

SECTION 4.01. Corporate Existence and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 4.02. Corporate and Governmental Authorization; No Contravention  . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 4.03. Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 4.04. Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 4.05. No Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION 4.06. Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION 4.07. Compliance with Laws; Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION 4.08. Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION 4.09. Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 4.10. Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 4.11. Ownership of Property; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 4.12. No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 4.13. Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 4.14. Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 4.15. Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECTION 4.16. Margin Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECTION 4.17. Insolvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECTION 4.18. Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                                        ARTICLE V

                                                        COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 5.01. Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33





                                    (ii)

SECTION 5.02. Inspection of Property, Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 5.03. Maintenance of Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 5.04. Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 5.05. Consolidations, Mergers and Sales of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 5.06. Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

SECTION 5.07. Compliance with Laws; Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

SECTION 5.08. Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

SECTION 5.09. Change in Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

SECTION 5.10. Maintenance of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 5.11. Environmental Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 5.12. Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 5.13. Environmental Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 5.14. Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 5.15. Subsidiary Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 5.16. Loans or Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 5.17. Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 5.18. Negative Pledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 5.19. Ratio of Long-Term Debt to Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 5.20. Ratio of Adjusted Cash Flow to Interest and Leases  . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 5.21. Ratio of Consolidated Current Assets to Consolidated Current Liabilities.   . . . . . . . . . . . . . .  40

SECTION 5.22. Minimum Stockholders' Equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

SECTION 5.23. Ratio of Long-Term Debt to Consolidated Adjusted Cash Flow  . . . . . . . . . . . . . . . . . . . . . .  40

SECTION 5.24. Intangibles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                                        ARTICLE VI

                                                         DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . .  40

SECTION 6.01. Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40





                                    (iii)

                                                       ARTICLE VII

                                          CHANGE IN CIRCUMSTANCES; COMPENSATION   . . . . . . . . . . . . . . . . . .  45

SECTION 7.01. Basis for Determining Interest Rate Inadequate or Unfair  . . . . . . . . . . . . . . . . . . . . . . .  45

SECTION 7.02. Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

SECTION 7.03. Increased Cost and Reduced Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 7.04. Base Rate Loans or Other Fixed Rate Loans Substituted for Affected Fixed Rate Loans . . . . . . . . . .  47

SECTION 7.05. Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                                                       ARTICLE VIII

                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  48

SECTION 8.01. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

SECTION 8.02. No Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

SECTION 8.03. Expenses; Documentary Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

SECTION 8.04. Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

SECTION 8.05. Setoff; Sharing of Setoffs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

SECTION 8.06. Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

SECTION 8.07. Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

SECTION 8.08. Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

SECTION 8.09. Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

SECTION 8.10. Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

SECTION 8.11. Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

SECTION 8.12. Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

SECTION 8.13. Waiver of Jury Trial; Consent to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55


EXHIBIT A          Form of Note

EXHIBIT B          Form of Opinion of Counsel for the Borrower

EXHIBIT C          Form of Assignment and Acceptance

EXHIBIT D          Form of Notice of Borrowing





                                    (iv)

EXHIBIT E             Form of Compliance Certificate

EXHIBIT F             Form of Closing Certificate

EXHIBIT G             Form of Offered Rate Credit Quote Request

EXHIBIT H             Form of Offered Rate Credit Quote

Schedule 4.05         Litigation

Schedule 4.08         Subsidiaries

Schedule 5.15         Existing Debt

Schedule 5.18(a)      Existing Liens





                                     (v)

                            MASTER CREDIT AGREEMENT


                 MASTER CREDIT AGREEMENT dated as of the Closing Date established by a Letter Agreement between Savannah Foods & Industries, Inc. and each Bilateral Lender which becomes a party hereto pursuant to a Letter Agreement.

                 This Master Credit Agreement is intended to serve, through incorporation by reference in a separate and independent Letter Agreement between the Borrower and each Bilateral Lender, as the basis for the definitive credit agreement between the Borrower and such Bilateral Lender, and through such means to constitute a separate and independent credit agreement between the Borrower, as the borrower, and such Bilateral Lender, as an individual lender and not as a co-lender with the other Bilateral Lenders, for the Facility provided by such Bilateral Lender, but with the credit agreement and the Facility with each Bilateral Lender being on substantially common terms and conditions with the credit agreement and Facility with each other Bilateral Lender.

                 The parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01. Definitions. Capitalized terms which are used in this Agreement and are not otherwise defined herein have the meanings given them in the Letter Agreement with the Bank. In addition, the terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

                 "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agreement" means this Master Credit Agreement, together with the Letter Agreement between the Borrower and the

Bank, and together with all amendments and supplements hereto or thereto.

                 "Applicable Margin" means (i) for Base Rate Loans, 0.0%, and
(ii) for Euro-Dollar Loans and Banker's Acceptances, 0.425%; provided, that if during any Fiscal Quarter the ratio of Consolidated Adjusted Cash Flow to Consolidated Interest Expense plus obligations of the Borrower and its Consolidated Subsidiaries with respect to operating leases shall be less than
3.0 to 1.0 but equal to or greater than 2.5 to 1.0, as permitted by Section 5.20, the Applicable Margin for Euro-Dollar Loans and Banker's Acceptances for the immediately succeeding Fiscal Quarter shall be 0.55%.

                 "Assignee" has the meaning set forth in Section 8.07(c).

                 "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 8.07(c) in the form attached hereto as Exhibit C.

                 "Authority" has the meaning set forth in Section 7.02.

                 "Bank" means, as between the Borrower and any particular Bilateral Lender, and for all purposes under this Master Credit Agreement, such Bilateral Lender.

                 "Banker's Acceptance" means a banker's acceptance (x) of a Draft (i) against the liability for which the Bank is not required to maintain reserves under Regulation D or any other Authority and (ii) which may or may not be (in the discretion of the Bank) eligible for discount by member banks of the Federal Reserve System and (y) which may be a Conventional Rate Banker's Acceptance or an Offered Rate Banker's Acceptance, and the term "Banker's Acceptance" may refer to any one, or more, or all of the Conventional Rate Banker's Acceptances or the Offered Rate Banker's Acceptances, as the context shall require.

                 "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

                 "Base Rate Loan" means a Loan to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Section 2.02(f), or Article VIII, as applicable.

                 "Bilateral Lender" means any lender which executes and delivers a Letter Agreement with the Borrower.

                 "Borrower" means Savannah Foods & Industries, Inc., a Delaware corporation, and its successors and its permitted assigns.

                 "Borrowing" means a borrowing hereunder consisting of Loans or Banker's Acceptances made available to the Borrower by the Bank, and the term "Borrowing", when used in conjunction with a reference to a specific type of Loan or Banker's Acceptance, means a Borrowing of such type.

                 "Capital Stock" means any capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred, other than Redeemable Preferred Stock.

                 "Capitalization" means the sum of (i) Stockholder's Equity, plus (ii) Long-Term Debt.

                 "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. and its implementing regulations and amendments.

                 "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                 "Change of Law" shall have the meaning set forth in Section
7.02.

                 "Closing Certificate" has the meaning set forth in Section 3.01(d).

                 "Closing Date" means the Closing Date established by the Letter Agreement with the Bank.

                 "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

"Collateral Account" has the meaning specified in Section 6.01.

                 "Commitment" means the amount set forth as such in the Letter Agreement with the Bank, as such amount may be (i) reduced from time to time pursuant to Sections 2.08 and 2.09 or (ii) increased from time to time pursuant to the Letter Agreement.

                 "Compliance Certificate" has the meaning set forth in Section 5.01(c).

                 "Consolidated Adjusted Cash Flow" means the sum of the following of the Borrower and its Consolidated Subsidiaries, on a consolidated basis: (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense, plus (iii) obligations as lessee under operating leases, plus (iv) tax expense plus (v) depreciation and amortization expense, plus (vi) to the extent included in determining Consolidated Net Income but not included in clause (iii) or (v), any non-cash charges or any non-recurring charges, less (vii) to the extent included in determining Consolidated Net Income but not included in clause
(iii) or (v), any non-cash gains and non-recurring gains.

                 "Consolidated Current Assets" and "Consolidated Current Liabilities" mean, at any time, all assets or liabilities (including contingent liabilities), respectively, of the Borrower and its Consolidated Subsidiaries that, in accordance with GAAP, should be classified (or, with respect to any contingent liabilities, would be classified if they were direct liabilities) as current assets or current liabilities, respectively, on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries.

                 "Consolidated Interest Expense" for any period means interest expense, as reported in the income statement of the Borrower and its Consolidated Subsidiaries, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period.

                 "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

                 "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                 "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

                 "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

                 "Conventional Rate" means, (i) with respect to a Conventional Rate Loan, the Base Rate or the Euro-Dollar Rate, and (ii) with respect to a Conventional Rate Banker's Acceptance, the Effective Discount Rate.

                 "Conventional Rate Banker's Acceptance" means a Banker's Acceptance made available at the Conventional Rate pursuant to Section 2.01.

                 "Conventional Rate Credit" means any one, or more, or all, as the context shall require, of the Conventional Rate Loans and the Conventional Rate Banker's Acceptances.

                 "Conventional Rate Loan" means a Loan made at a Conventional Rate pursuant to the terms and conditions set forth in Section 2.01.

                 "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person.

                 "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                 "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

                 "Dollars" or "$" means dollars in lawful currency of the United States of America.

                 "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the state in which the Bank has its principal office are authorized by law to close.

                 "Draft" means a draft in form and substance satisfactory to the Bank, relating to a Banker's Acceptance, and duly executed in blank by the Borrower or on its behalf by the Bank under a power of attorney, in favor of the Bank from the Borrower.

                 "Drawing Purchase Price" means:

                 (i) with respect to Conventional Rate Banker's Acceptances, the difference between (A) the aggregate Face Amount of such Conventional Rate Banker's Acceptance and (B) the product (rounded to the nearest whole cent, with one-half of one cent being rounded up) of
         (x) the aggregate Face Amount multiplied by (y) the sum of the Effective Discount Rate plus Applicable Margin multiplied by (z) a fraction of the numerator of which is the term of maturity (from the date of creation of such Banker's Acceptance to the Stated Maturity
         Date) of such Banker's Acceptances and the denominator is 360; and

                 (ii) with respect to Offered Rate Banker's Acceptances, the discounted net proceeds to be received by the Borrower upon the creation of such Banker's Acceptance, after taking into account the Offered Rate with respect thereto.

                 "Effective Discount Rate" means, with respect to Conventional Rate Bankers' Acceptances, the rate offered by the Bank on the date of Borrowing in its sole discretion which is specific to the Bank's funding position for bankers' acceptances generally, and not tied to a verifiable market index, taking into account such factors as the Bank may deem appropriate in regard to the establishment of such rates, for banker's acceptances having a maturity approximately equal to the maturity (from the date of creation of the Banker's Acceptance to the Stated Maturity Date) of the relevant Bankers' Acceptance.

                 "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                 "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

                 "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                 "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                 "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any

Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                 "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                 "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                 "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                 "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                 "Euro-Dollar Loan" means a Loan to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

                 "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.06(b).

                 "Event of Default" has the meaning set forth in Section 6.01.

                 "Face Amount" means, in respect of a Draft or a Banker's Acceptance, the amount payable to the holder thereof on its maturity.

                 "Facility" means the particular credit facility made available by a Bilateral Lender to the Borrower pursuant to the Letter Agreement between them.

                 "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic

Business Day immediately succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Domestic Business Day as so published on the immediately succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions, as determined by the Bank.

                 "Fiscal Quarter" means any fiscal quarter of the Borrower.

                 "Fiscal Year" means any fiscal year of the Borrower.

                 "Fixed Rate Borrowing" means a Euro-Dollar Borrowing, an Offered Rate Borrowing, a Banker's Acceptance Borrowing, or any or all of them, as the context shall require.

                 "Fixed Rate Loans" means Euro-Dollar Loans or Offered Rate Loans, or any or all of them, as the context shall require.

                 "GAAP" means generally accepted accounting principles applied on a consistent basis as used by the Borrower it its annual audited financial statements submitted to the Securities and Exchange Commission. Such principles, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                 "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. Section 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance",

"pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, or (d) pesticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                 "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                 (a) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the immediately succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Euro-Dollar Business Day;

                 (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                 (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

                 (a) any Interest Period (subject to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the immediately succeeding Domestic Business Day; and

                 (b) no Interest Period which begins before the Termination Date and would otherwise end after the Termination Date may be selected.

(3) with respect to each Conventional Rate Banker's Acceptance Borrowing, the period commencing on the date of such Borrowing and ending not less than 30 days nor more than 180 days thereafter; provided that:

                 (a) any Interest Period (subject to paragraph (b) below) which would otherwise end on a day which is not a




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         Domestic Business Day shall be extended to the immediately succeeding
Domestic Business Day; and

                 (b) no Interest Period which begins before the Termination Date and would otherwise end after the Termination Date may be selected.

(4) with respect to each Offered Rate Borrowing, the period commencing on the date of such Borrowing and ending on the Stated Maturity Date or such other date or dates as may be specified in the applicable Offered Rate Quote; provided that:

                 (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the immediately succeeding Euro-Dollar Business Day; and

                 (b) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

                 "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

                 "Lending Office" means the office of the Bank located at its address set forth or identified as its Lending Office in the Letter Agreement with the Bank or such other office as the Bank may hereafter designate as its Lending Office by notice to the Borrower.

                 "Letter Agreement" means a letter agreement between the Borrower and a Bilateral Lender establishing a Facility and incorporating by reference therein the terms of this Master Credit Agreement, so that the Master Credit Agreement, together with such Letter Agreement, constitutes the definitive credit agreement for such Facility.

                 "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any

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conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                 "Loan" means a Conventional Rate Loan or Offered Rate Loan (but not a Banker's Acceptance), and "Loans" means Conventional Rate Loans or Offered Rate Loans, or any or all of them, as the context shall require.

                 "Loan Documents" means this Agreement, the Note, the Banker's Acceptances, any other document evidencing, relating to or securing the Loans or the Banker's Acceptances, and any other document or instrument delivered from time to time in connection with this Agreement, the Note, the Loans or the Banker's Acceptances, as such documents and instruments may be amended or supplemented from time to time.

                 "London Interbank Offered Rate" has the meaning set forth in
Section 2.06(b).

                 "Long-Term Debt" means at any date the amount of Debt reported as long-term on the Borrower's consolidated financial statements in accordance with GAAP and any other Debt of the Borrower or the Consolidated Subsidiaries which has a maturity date more than one year from the date of measurement.

                 "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

                 "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon (as a result of such event, act, condition or occurrence) any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Bank under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

                 "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                 "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

                 "Net Proceeds of Capital Stock" means any proceeds received by the Borrower or a Consolidated Subsidiary in respect of the issuance of Capital Stock, after deducting therefrom all

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


reasonable and customary costs and expenses incurred by the Borrower or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock.

                 "Note" means the promissory note of the Borrower, substantially in the form of Exhibit A, evidencing the obligation of the Borrower to repay Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                 "Notice of Borrowing" has the meaning set forth in Section
2.02.

                 "Offered Rate" has the meaning specified in Section 2.03(c)(ii)(C).

                 "Offered Rate Banker's Acceptance" means a Banker's Acceptance made available at an Offered Rate pursuant to Section 2.03.

                 "Offered Rate Credit" means any one, or more, or all, as the context shall require, of the Offered Rate Loans and the Offered Rate Banker's Acceptances.

                 "Offered Rate Credit Borrowing Date" has the meaning specified in Section 2.03(b)(i).

                 "Offered Rate Credit Quote" has the meaning specified in
Section 2.03(c)(i).

                 "Offered Rate Credit Quote Request" has the meaning specified in Section 2.03(b).

                 "Offered Rate Loans" means Loans made pursuant to the terms and conditions set forth in Section 2.03.

                 "Participant" has the meaning set forth in Section 8.07(b).

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Person" means an individual, a corporation, a partnership, a limited liability company, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                 "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any

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


other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                 "Prime Rate" refers to that interest rate so denominated and set by the Bank from time to time as an interest rate basis for borrowings.
The Prime Rate is but one of several interest rate bases used by the Bank. The Bank lends at interest rates above and below the Prime Rate.

                 "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

                 "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                 "Refunding Loan" means a new Conventional Rate Loan made on the day on which an outstanding Conventional Rate Loan is maturing or a Base Rate Borrowing is being converted to a Fixed Rate Borrowing, if and to the extent that the proceeds thereof are used entirely for the purpose of paying such maturing Loan or Loan being converted, excluding any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrower pursuant to Section 2.02(c) or remitted to the Bank as provided in
Section 2.12, in each case as contemplated in Section 2.02(d).

                 "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                 "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                 "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                 "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

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


                 "Related Investments" mean equity Investments by the Borrower or any Subsidiary in any business related to the ongoing business lines of the Borrower as of the Closing Date.

                 "Reported Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP and reported quarterly to the Securities and Exchange Commission.


                 "Senior Note Agreement" means, collectively, the Note Agreements relating ot the $50,000,000 8.35% Series A Senior Notes Due November 1, 2002 and the $20,000,000 7.15% Series Senior notes Due November 1, 2002 of the Borrower.

                 "Stated Maturity Date" means, (i) with respect to any Conventional Rate Banker's Acceptance, the last day of the Interest Period related thereto, and (ii) with respect to any Offered Rate Credit, the Stated Maturity Date therefor specified by the Bank in the applicable Offered Rate Credit Quote.

                 "Stockholders' Equity" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

                 "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

                 "Taxes" has the meaning set forth in Section 2.12(c).

                 "Termination Date" means January 1, 1999, unless such date is otherwise extended by the Bank pursuant to Section 2.05(b), in its sole and absolute discretion.

                 "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

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


                 "Transferee" has the meaning set forth in Section 8.07(d).

                 "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

                 "Unrelated Investments" means equity Investments by the Borrower or any Subsidiary in any Person, which Investments are not Related Investments.

                 "Unused Commitment" means at any date an amount equal to the Commitment less the aggregate outstanding principal amount of Loans and the aggregate Face Amount of Banker's Acceptances.

                 "Westway Stock" shall mean two hundred fifty shares of common stock of Westway Trading Corporation currently owned by Borrower.

                 SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Bank unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Bank shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

                 SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

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


                 SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

                 SECTION 1.05. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


                                   ARTICLE II

                                  THE CREDITS

                 SECTION 2.01. Commitment to Make Available Conventional Rate Credits. The Bank agrees, on the terms and conditions set forth herein, to make available Conventional Rate Credits to the Borrower from time to time before the Termination Date; provided that (i) notwithstanding any other provision of this Master Credit Agreement to the contrary, if the Letter Agreement with the Bank expressly excludes the availability of Conventional Rate Banker's Acceptances, then unless and until the Bank subsequently notifies the Borrower in writing that Conventional Rate Banker's Acceptances shall be available, no Conventional Rate Banker's Acceptances shall be available hereunder, and any provisions in this Master Credit Agreement to the contrary shall be null and void (but each Bilateral Lender agrees that it will not so exclude Conventional Rate Banker's Acceptances unless not to do so would be to the material disadvantage of such Bilateral Lender), and (ii) immediately after each such Conventional Rate Credit is made available, the aggregate principal amount of Loans outstanding and the aggregate Face Amount of Banker's Acceptances outstanding shall not exceed the amount of the Commitment. Each Conventional Rate Borrowing under this Section shall be in a minimum principal amount of $1,000,000 (with respect to Loans) or Face Amount (with respect to Banker's Acceptances) or any larger multiple of $500,000 (except that any such Conventional Rate Borrowing may be in the amount of the Unused Commitment). Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.09, prepay Conventional Rate Loans and reborrow under this Section at any time before the Termination Date.

                 SECTION 2.02. Method of Borrowing Conventional Rate Credits.
(a) The Borrower shall give the Bank notice (a "Notice of Borrowing"), which may be given by telephone or, at the request of the Bank, shall be in writing in substantially in the form of Exhibit D, prior to 11:00 A.M. (prevailing Eastern time) on the same Domestic Business Day as each Base Rate Borrowing or

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Banker's Acceptance Borrowing and at least 2 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

                 (i) the date of such Conventional Rate Borrowing, which shall be a Domestic Business Day, in the case of a Base Rate Borrowing or Banker's Acceptance Borrowing, or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                 (ii) the aggregate principal amount (with respect to Loans) or Face Amount (with respect to Banker's Acceptances) of such Conventional Rate Borrowing,

                 (iii) whether the Conventional Rate Borrowing is to be a Base Rate Loan, a Euro-Dollar Loan or a Banker's Acceptance, and

                 (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                 (b) Once a Notice of Borrowing is received by the Bank, it shall not thereafter be revocable by the Borrower without either (i) the consent of the Bank or (ii) the payment of compensation for any loss which the Bank may incur, in accordance with the provisions of Section 7.05.

                 (c) Not later than 3:00 P.M. (prevailing Eastern time) on the date of each Conventional Rate Borrowing, unless the Bank determines that any applicable condition specified in Article III has not been satisfied, the Bank will make such Borrowing available to the Borrower at the Bank's aforesaid address.

                 (d) If the Bank makes a new Conventional Rate Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Conventional Rate Loan, the Bank shall apply the proceeds of its new Conventional Rate Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by the Bank to the Borrower as provided in paragraph (c) of this Section, or remitted by the Borrower to the Bank as provided in Section 2.12, as the case may be.

                 (e) Notwithstanding anything to the contrary contained in this Agreement, no Fixed Rate Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, and all Refunding Loans shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable).

                 (f) In the event that a Notice of Borrowing fails to specify whether the Conventional Rate Loan comprising such Conventional Rate Borrowing is to be a Base Rate Loan or a

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


Euro-Dollar Loan, such Conventional Rate Loan shall be made as a Base Rate Loan. If the Borrower is otherwise entitled under this Agreement to repay any Conventional Rate Loan maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Conventional Rate Loan using its own moneys and fails to give a Notice of Borrowing in connection with such new Conventional Rate Borrowing, a new Conventional Rate Borrowing shall be deemed to be made on the date such Conventional Rate Loan matures in an amount equal to the principal amount of the Conventional Rate Loan so maturing, and the Conventional Rate Loan comprising such new Conventional Rate Borrowing shall be a Base Rate Loan.

                 (g) Notwithstanding anything to the contrary contained herein, there shall not be more than 5 Fixed Rate Borrowings outstanding at any given time.

                 (h) With respect to each Conventional Rate Banker's Acceptance to be made available by the Bank, the Borrower agrees to (x) promptly furnish (and in any event not later than 11:00 A.M., prevailing Eastern time, on the date such Conventional Rate Banker's Acceptance is to be made available) to the Bank such documentation as the Bank shall reasonably request in connection with such Conventional Rate Banker's Acceptance, and (y) promptly execute and deliver to the Bank such instruments, agreements and other documents as the Bank shall reasonably request in connection with such Conventional Rate Banker's Acceptance, including such Drafts and other documentation as the Bank usually requires in connection with its banker's acceptances; provided, that, such documentation shall not contain any provisions which are inconsistent with the terms of this Agreement (e.g. cash collateral provisions).

                 SECTION 2.03. Offered Rate Credits. (a) In addition to making Conventional Rate Borrowings, the Borrower may, as set forth in this Section 2.03, request the Bank to make an offer to make Offered Rate Borrowings available to the Borrower. The Bank may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03, provided that:

                 (i) the number of Fixed Rate Borrowings which may be outstanding at any given time is subject to the provisions of Section 2.02(g); and

                 (ii) immediately after each such Offered Rate Credit is made available, the aggregate principal amount of Loans outstanding and the aggregate Face Amount of Banker's Acceptances outstanding shall not exceed the amount of the Commitment at such time.

                 (b) When the Borrower wishes to request an offer to make available an Offered Rate Credit, it shall give the Bank

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


notice, which may be given by telephone or, at the request of the Bank, in writing, substantially in the form of Exhibit G hereto (an "Offered Rate Credit Quote Request") so as to be received no later than 10:00 A.M. (prevailing Eastern time) on the day of the Offered Rate Borrowing proposed therein (or such other time and date as the Borrower and the Bank may agree), specifying:

                 (i) the proposed date of such Offered Rate Borrowing, which shall be a Domestic Business Day (the "Offered Rate Credit Borrowing Date");

                 (ii) the maturity date (or dates) (each a "Stated Maturity Date") for repayment of the Offered Rate Credit to be made as part of such Offered Rate Borrowing (which Stated Maturity Date shall be that date occurring not less than 1 day (in the case of Loans) or 30 days (in the case of Banker's Acceptances) but not greater than 180 days from the date of such Offered Rate Borrowing); provided that the Stated Maturity Date for any Offered Rate Credit Loan may not extend beyond the Termination Date (as in effect on the date of such Offered Rate Credit Quote Request); and

                 (iii) the aggregate amount of principal or, if such Offered Rate Credit is made available as a Banker's Acceptance, the Face Amount requested by the Borrower for such Offered Rate Borrowing, subject to the limits specified in Section 2.03(a).

The Borrower may request offers to make Offered Rate Credits having up to 3 different Stated Maturity Dates in a single Offered Rate Credit Quote Request; provided that the request for each separate Stated Maturity Date shall be deemed to be a separate Offered Rate Credit Quote Request for a separate Offered Rate Borrowing.

                 (c)      (i)        The Bank may, but shall have no obligation
         to, submit to the Borrower a response containing an offer to make an Offered Rate Credit, which may be given by telephone or, in the discretion of the Bank, in writing, substantially in the form of Exhibit H hereto (an "Offered Rate Credit Quote") in response to any Offered Rate Credit Quote Request; provided that, if the Borrower's request under Section 2.03(b) specified more than 1 Stated Maturity Date, the Bank may, but shall have no obligation to, make a single submission to the Borrower containing a separate offer for each such Stated Maturity Date and each such separate offer shall be deemed to be a separate Offered Rate Credit Quote. Each Offered Rate Credit Quote must be submitted to the Borrower not later than 11:00 A.M. (prevailing Eastern time) on the Offered Rate Credit Borrowing Date. Subject to Section 6.01, any Offered Rate Credit Quote so made shall be irrevocable except with the written consent of the Borrower.



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


                          (ii)       Each Offered Rate Quote shall specify:

                                  (A)      the proposed Offered Rate Credit
                          Borrowing Date and the Stated Maturity Date therefor;

                                  (B)      whether such offer is to make
                          available an Offered Rate Loan or a Banker's
                          Acceptance; and

                                  (C)      (x) with respect to each Offered
                          Rate Loan, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) offered for such Offered Rate Loan and (y) with respect to each Offered Rate Banker's Acceptance, such all in rate (including anycommissions, discounts and yields to maturity) which shall be applicable to such Offered Rate Banker's Acceptance (such amounts being hereinafter referred to as the "Offered Rate").

         Unless otherwise agreed by the Bank and the Borrower, no Offered Rate Credit Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Offered Rate Credit Quote Request.

                 (d) Not later than 12:00 P.M. (prevailing Eastern time) on the Offered Rate Credit Borrowing Date, the Borrower shall notify the Bank of its acceptance or nonacceptance of the offers so notified to it pursuant to
Section 2.03(c)(i). In the case of acceptance, such notice shall specify the offers (for each Stated Maturity Date) that are accepted.

                 (e) If any offer to make available any Offered Rate Credit has been accepted, the Bank shall, not later than 3:00 P.M. (prevailing Eastern time) on the Offered Rate Credit Borrowing Date, make the appropriate amount of such Offered Rate Credit available to the Borrower on such date.

                 (f) By its acceptance of an Offered Rate Credit Quote of the Bank to make available an Offered Rate Banker's Acceptance, the Borrower shall be deemed to have agreed to (x) promptly furnish (and in any event not later than 1:00 P.M., prevailing Eastern time, on the acceptance date of such Offered Rate Banker's Acceptance) to the Bank such documentation as the Bank shall reasonably request in connection with such Banker's Acceptance, and (y) promptly execute and deliver to the Bank such instruments, agreements and other documents as the Bank shall reasonably request in connection with such Offered Rate Banker's Acceptance, including such Drafts and other documentation as the Bank usually requires in connection with its banker's acceptances; provided, that, such documentation shall not contain any provisions which are inconsistent with the terms of this Agreement (e.g. cash collateral provisions).



                                     20

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                 SECTION 2.04. Note.  (a)  The Loans of the Bank shall be
evidenced by a single Note payable to the order of the Bank for the account of its Lending Office in an amount equal to the original principal amount of the Commitment.

                 (b) The Bank shall record, and prior to any transfer of its Note shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate and type of Loan for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedules of the Note shall constitute rebuttable presumptive evidence of the respective principal amounts owing and unpaid on the Note; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Note or the ability of the Bank to assign its Note. The Bank is hereby irrevocably authorized by the Borrower to endorse its Note in accordance with the foregoing and to attach to and make a part of the Note a continuation of any such schedule as and when required.

                 SECTION 2.05. Maturity of Loans. (a) Each Loan and Banker's Acceptance included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                 (b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, and the Face Amount of the outstanding Banker's Acceptances, shall be due and payable on the Termination Date; provided, that the Facility provided by the Bank shall be automatically extended on each anniversary of the Closing Date for an additional 12 months unless the Bank, in its sole discretion, notifies the Borrower at least 30 days prior to the applicable anniversary date that it will not be so extended, in which event no such extension shall become effective.

                 SECTION 2.06. Interest Rates; Accretion of Principal of Banker's Acceptances. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                 (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if



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such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                 The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                 The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Reuters Screen LIBO Page effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that (i) if more than one such offered rate appears on the Reuters Screen LIBO Page, the "London Interbank Offered Rate" will be the offered rate which is used in the majority of such quotations, if there is a majority, otherwise the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of such offered rates; (ii) if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Bank, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

                 "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement for the Bank in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                 (c) Each Offered Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date



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such Offered Rate Loan is made until it becomes due, at a rate per annum equal to the applicable Offered Rate set forth in the relevant Offered Rate Credit Quote. Such interest shall be payable on the Stated Maturity Date thereof, and, if the Stated Maturity Date occurs more than 90 days after the date of the relevant Offered Rate Loan, at intervals of 90 days after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Offered Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                 (d) The Drawing Purchase Price of each Offered Rate Banker's Acceptance shall accrete thereon at a rate per annum equal to the relevant Offered Rate applicable thereto for the period from the date such Banker's Acceptance was created to the Stated Maturity Date thereof, for the actual number of days elapse on the basis of a 360 day year, and the Drawing Purchase Price of each Conventional Rate Banker's Acceptance shall accrete at a rate per annum equal to the product, expressed as a percentage, of (i) a fraction, the numerator of which is the difference between the Face Amount thereof and the Drawing Purchase Price thereof, and the denominator of which is the Drawing Purchase Price thereof, multiplied by (ii) a fraction, the numerator of which is 360 and the denominator of which is the term of maturity (from the date such Banker's Acceptance was created to the Stated Maturity Date) thereof. .

                 (e) The Bank shall determine each interest rate applicable to the Loans hereunder and give prompt notice to the Borrower by telephone or telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                 (f) After the occurrence and during the continuance of a Default, the principal amount of the Loans and the Face Amount of the Banker's Acceptances (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Bank, bear interest at the Default Rate.

                 SECTION 2.07. Fees. (a) The Borrower shall pay to the Bank a commitment fee, calculated on the average daily amount of Unused Commitment, at the rate of 0.125% per annum. Such commitment fee shall accrue from and including the Closing Date to but excluding the Termination Date and shall be payable in arrears on each March 31, June 30, September 30 and December 31 and on the Termination Date.

                 (b) The Borrower shall pay to the Bank a facility fee, calculated on the aggregate amount of the Bank's Commitment (without taking into account the amount of the outstanding Loans made or Banker's Acceptances created by such Bank), at the rate of 0.075% per annum. Such facility fees shall accrue from and including the Closing Date to but excluding the Termination Date



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and shall be payable in arrears on each March 31, June 30, September 30 and
December 31 and on the Termination Date.

                 SECTION 2.08. Optional Termination or Reduction of Commitment. The Borrower may, upon at least 3 Domestic Business Days' notice to the Bank, terminate at any time, or proportionately reduce the Unused Commitment from time to time by an aggregate amount of at least $5,000,000 or any larger multiple of $1,000,000. If the Commitment is terminated in its entirety, all accrued fees (as provided under Section 2.07) shall be due and payable on the effective date of such termination.

                 SECTION 2.09. Mandatory Reduction and Termination of Commitment. The Commitment shall terminate on the Termination Date and any Loans (together with accrued interest thereon) and Banker's Acceptances then outstanding shall be due and payable on such date.

                 SECTION 2.10. Optional Prepayments. (a) The Borrower may, on any Domestic Business Day, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in an aggregate amount of at least $1,000,000 or any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

                 (b) Except as provided in Section 7.02, the Borrower may prepay all or any portion of the principal amount of any Fixed Rate Loan or Banker's Acceptance prior to the maturity thereof only upon payment of amounts required by Section 7.05, or upon other terms mutually acceptable to the Bank and the Borrower.

                 (c) After receipt by the Bank of notice of prepayment pursuant to this Section 2.10, such notice shall not thereafter be revocable by the Borrower.

                 SECTION 2.11. Mandatory Prepayments. On each date on which the Commitments are reduced pursuant to Section 2.08 or Section 2.09, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans and the aggregate Face Amount of all of the Banker's Acceptances does not exceed the amount of the Commitment as then reduced. Each such payment or prepayment shall be applied ratably to the Loans outstanding on the date of payment or prepayment in the following order of priority: (i) first, to Base Rate Loans;
(ii) secondly, to Euro-Dollar Loans; and (iii) lastly, to Offered Rate Credits, and any such payment applied to a Euro-Dollar Loan or Offered Rate Credit shall be accompanied by payment of amounts required by Section 7.05, or such other amount as may be mutually acceptable to the Bank and the Borrower.



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                 SECTION 2.12. General Provisions as to Payments.  (a) The
Borrower shall make each payment of principal of, and interest on, the Loans and of the Bank's fees hereunder, not later than 1:00 P.M. (prevailing Eastern time) on the date when due, in federal or other funds immediately available at the place where payment is due, to the Bank at its address set forth in the Letter Agreement with the Bank.

                 (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the immediately succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans or Offered Rate Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the immediately succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the immediately preceding Euro-Dollar Business Day.

                 (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of the Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Bank (as the case may be) is organized or any political subdivision thereof and, in the case of the Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of the Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to the Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to the Bank additional amounts as may be necessary in order that the amount received by the Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect to any Loan or fee relating thereto, the Borrower shall furnish any, at the Bank's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing

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payment of Taxes or certificate(s) or opinion of counsel of exemption, the
Borrower hereby agrees to compensate the Bank for, and indemnify them with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

                 The Bank agrees, if it is not organized under the laws of the United States or any state thereof agree, as soon as practicable after receipt by it of a request by the Borrower to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant Taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement and the Note without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided that if it is unable, for any reason, to establish such exemption, or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrower shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

                 In the event the Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.12(c), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

                 Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Bank contained in this Section 2.12(c) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Note.

                 SECTION 2.13. Computation of Interest and Fees. Interest on all Loans and accretion of principal on all Banker's Acceptances shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Commitment fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

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                                  ARTICLE III

                            CONDITIONS TO BORROWINGS

                 SECTION 3.01. Conditions to First Borrowing. The obligation of the Bank to make a Loan or create a Banker's Acceptance on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and receipt by the Bank of the following:

                 (a) a duly executed counterpart of the Letter Agreement with the Bank, signed by the Borrower;

                 (b)      a duly executed Note complying with the provisions of
Section 2.04;

                 (c) an opinion letter (together with any opinions of local counsel relied on therein) of counsel for the Borrower, dated as of the Closing Date, substantially in the form of Exhibit B and covering such additional matters relating to the transactions contemplated hereby as the Bank may reasonably request;

                 (d) a certificate (the "Closing Certificate") substantially in the form of Exhibit F), dated as of the Closing Date, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the date of the first Borrowing hereunder;

                 (e) all documents which the Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Note, and any other matters relevant hereto, all in form and substance satisfactory to the Bank, including, without limitation, a certificate of incumbency of the Borrower, signed by the Secretary or an Assistant Secretary of the Borrower, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's Certificate of Incorporation, (ii) the Borrower's Bylaws, (iii) a certificate of the Secretary of State of the State of Delaware as to the good standing of the Borrower as a Delaware corporation, and (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Note and the other Loan Documents to which the Borrower is a party;

                 (f)      a Notice of Borrowing or notification pursuant to
         Section 2.03(d) of acceptance of one or more Offered Rate

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         Credit Quotes, as applicable, together with, if such Borrowing is a
         Banker's Acceptance Borrowing, the instruments, agreements and other documents required by Section 2.03(f); and

                 (g) cancellation and termination of the Credit Agreement dated as of October 1, 1993, as amended, between and among the Borrower, NationsBank of Georgia, National Association, as Documentation Agent, and the Lenders parties thereto.

In addition, if the Borrower desires funding of a Fixed Rate Loan on the Closing Date, the Bank shall have received, the requisite number of days prior to the Closing Date, a funding indemnification letter satisfactory to it, pursuant to which (i) the Bank and the Borrower shall have agreed upon the interest rate, amount of Borrowing and Interest Period for such Fixed Rate Loan, and (ii) the Borrower shall indemnify the Bank from any loss or expense arising from the failure to close on the anticipated Closing Date identified in such letter or the failure to borrow such Fixed Rate Loan on such date.

                 SECTION 3.02. Conditions to All Borrowings. The obligation of the Bank to make a Loan or create a Banker's Acceptance on the occasion of each Borrowing is subject to the satisfaction of the following conditions, except as expressly provided in the last sentence of this Section 3.02:

                 (a) receipt by the Bank of a Notice of Borrowing or notification pursuant to Section 2.03(e) of acceptance of one or more Offered Rate Credit Quotes, as applicable, together with, if such Borrowing is a Banker's Acceptance Borrowing, the instruments, agreements and other documents required by Section 2.03(f).

                 (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

                 (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing; and

                 (d) the fact that, immediately after such Borrowing, the aggregate principal amount of Loans outstanding and the aggregate Face Amount of Banker's Acceptances outstanding shall not exceed the amount of the Commitment at such time.

Each Borrowing shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section; provided that if such Borrowing consists solely of a Refunding Loan, such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in
Section 4.04(b) as to any event, act or condition having a

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Material Adverse Effect which has theretofore been disclosed in writing by the
Borrower to the Bank.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 The Borrower represents and warrants that:

                 SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals, and all permits, trademarks, patents and other rights required to carry on its business as now conducted.

                 SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Note and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                 SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Note and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                 SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of October 3, 1994 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Price Waterhouse, LLP, copies of which have been delivered to the Bank, and the unaudited consolidated financial statements of the Borrower for the interim period ended July 2, 1995, copies of which have been delivered to the Bank, fairly present, in conformity with GAAP,

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the consolidated financial position of the Borrower and its Consolidated
Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

                 (b) Since October 3, 1994, there has been no event, act, condition or occurrence having a Material Adverse Effect.

                 SECTION 4.05. No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity of or could impair the ability of the Borrower to perform its obligations under, this Agreement, the Note or any of the other Loan Documents. All litigation threatened, against or affecting the Borrower is set forth on
Schedule 4.05.

                 SECTION 4.06. Compliance with ERISA. (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

                 (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

                 SECTION 4.07. Compliance with Laws; Payment of Taxes. The Borrower and its Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through December 31, 1991.

                 SECTION 4.08. Subsidiaries. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals

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required to carry on its business as now conducted.  The Borrower has no
Subsidiaries except for those Subsidiaries listed on Schedule 4.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

                 SECTION 4.09. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 SECTION 4.10. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                 SECTION 4.11. Ownership of Property; Liens. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.18.

                 SECTION 4.12. No Default. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                 SECTION 4.13. Full Disclosure. All information heretofore furnished by the Borrower to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Bank in writing any and all facts which could have or cause a Material Adverse Effect.

                 SECTION 4.14. Environmental Matters. (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could have or cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

                 (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at,



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or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility that could have or cause a Material Adverse Effect, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

                 (c) The Borrower, and each of its Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Subsidiary's and Affiliate's, respective businesses.

                 SECTION 4.15. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries is owned by the Borrower free and clear of any Lien or adverse claim.

                 SECTION 4.16. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan or Banker's Acceptance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

                 SECTION 4.17. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans and the creating of Banker's Acceptances under this Agreement: (i) the Borrower will not (x) be "insolvent," within the meaning of such term as used in O.C.G.A. Section 18-2-22 or as defined in Section 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA;



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and (ii) the obligations of the Borrower under the Loan Documents and with respect to the Loans will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 4.17, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable state law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

                 SECTION 4.18. Insurance. The Borrower and each of its Subsidiaries has (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.


                                   ARTICLE V

                                   COVENANTS

                 The Borrower agrees that, so long as the Bank has any Commitment hereunder or any amount payable hereunder or under the Note remains unpaid:

                 SECTION 5.01. Information. The Borrower will deliver to the Bank beginning with the Fiscal Year ending October 1, 1995, and beginning with the Fiscal Quarter ending before each Closing Date thereafter:

                 (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Price Waterhouse, LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Bank;

                 (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all



                                     33

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         certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer, the treasurer or the chief accounting officer of the Borrower;

                 (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit E (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.16 through 5.24, inclusive on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                 (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that, in the course of their examination in connection with such annual financial statements (without performing any special procedures in order to give such statement) nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

                 (e) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                 (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                 (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

                 (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows



                                     34

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


         that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

                 (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Bank may reasonably request.

                 SECTION 5.02. Inspection of Property, Books and Records. The Borrower will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

                 SECTION 5.03. Maintenance of Existence. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

                 SECTION 5.04. Dissolution. Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except through corporate reorganization to the extent permitted by
Section 5.05.

                 SECTION 5.05. Consolidations, Mergers and Sales of Assets.
The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiaries of the Borrower may merge with one another, and (c) the foregoing limitation on the



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sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit 1) the sale of Westway Stock, or 2) a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred (excluding Westway Stock), and all other assets utilized in all other business lines or segments discontinued, since the Closing Date, constituted more than 10% of Consolidated Total Assets at the end of the Fiscal Quarter just ended.

                 SECTION 5.06. Use of Proceeds. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and the provisions of Section 5.17 would not be violated, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

                 SECTION 5.07. Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Bank, the Borrower will set up reserves in accordance with GAAP.

                 SECTION 5.08. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                 SECTION 5.09. Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Bank.



                                     36

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                 SECTION 5.10. Maintenance of Property.  The Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

                 SECTION 5.11. Environmental Notices. The Borrower shall furnish to the Bank prompt written notice of all material Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

                 SECTION 5.12. Environmental Matters. The Borrower and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

                 SECTION 5.13. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

                 SECTION 5.14. Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are fully disclosed in writing by the Bank, and are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

                 SECTION 5.15. Subsidiary Debt. Attached as Schedule 5.15 is a list of all Debt of the Borrower and its Subsidiaries in existence on the Closing Date. The Borrower shall not permit any Subsidiary to incur or permit to exist any Debt not in existence on the Closing Date, and extensions or renewals thereof, other than (i) Debt of the types described in clause (vii) of the definition of Debt which is incurred in the ordinary course of business in connection with the sale or purchase of goods or to assure performance of an obligation to a utility or a governmental entity or a worker's compensation obligation;



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(ii) Debt permitted by clause (iii) of Section 5.16, and (iii) Debt secured by
Liens permitted by Section 5.18.

                 SECTION 5.16. Loans or Advances. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except as permitted by Section 5.17 and except: (i) loans or advances to employees, in each case made in the ordinary course of business and consistent with practices existing on July 2, 1995; (ii) deposits required by government agencies or public utilities; and (iii) loans or advances to Subsidiaries; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, the Borrower will be in full compliance with all the provisions of this Agreement.

                 SECTION 5.17. Investments. Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by
Section 5.16 and except in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Bank, (iii) commercial paper rated A1 or the equivalent thereof by Standard & Poor's Corporation or P1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc., (v) Related Investments in an amount not exceeding the sum of 30% of Capitalization, minus the amount of Unrelated Investments at the time outstanding, and/or (vi) Unrelated Investments in an amount not exceeding the lesser of (A) $20,000,000 and (B) the sum of 30% of Capitalization, minus the amount of Related Investments at the time outstanding provided however, immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

                 In valuing any Investments for the purpose of applying the limitations set forth in this Section, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

                 SECTION 5.18. Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                 (a) Liens existing on the date of this Agreement and specified on Schedule 5.18(a), including any renewals, extensions or refundings (but not increases) of the Debt incurred in connection therewith to the extent of the principal amount thereof outstanding on the Closing Date;

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                 (b)      any Lien existing on any specific fixed asset of any
         corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

                 (c) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

                 (d) any Lien on any specific fixed asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

                 (e) any Lien existing on any specific fixed asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                 (f) Liens securing Debt owing by any Subsidiary to the Borrower;

                 (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

                 (h) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                 (i)      any Lien on Margin Stock; and

                 (j) Liens on inventories of the Borrower consisting of sugar processed from sugar beets and sugarcane securing current liabilities of the Borrower or any Subsidiary to the United States Commodity Credit Corporation, provided that the amount of the current liabilities so secured by a Lien in favor of the United states Commodity Credit Corporation shall be less than the fair market value of the related seasonal sugar inventories of the Borrower.

                 SECTION 5.19. Ratio of Long-Term Debt to Capitalization. The ratio of Long-Term Debt to Capitalization will not at any time exceed 0.45 to 1.00.

                 SECTION 5.20. Ratio of Adjusted Cash Flow to Interest and Leases. The ratio of (i) Consolidated Adjusted Cash Flow to

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


(ii) Consolidated Interest Expense plus obligations of the Borrower and its Consolidated Subsidiaries with respect to operating leases shall be equal to or greater than 3.0 to 1.0 as of the end of each Fiscal Quarter, for the Fiscal Quarter just ended and the immediately preceding 3 Fiscal Quarters; provided, that the Borrower shall be deemed to be in compliance with this covenant if, at the end of no more than 2 out of any 6 consecutive Fiscal Quarters, such ratio for the Fiscal Quarter just ended and the immediately preceding 3 Fiscal Quarters is less than 3.0 to 1.0 but is equal to or greater than 2.5 to 1.0.

                 SECTION 5.21. Ratio of Consolidated Current Assets to Consolidated Current Liabilities. The ratio of Consolidated Current Assets to Consolidated Current Liabilities will not at any time be less than 1.15 to 1.00.

                 SECTION 5.22. Minimum Stockholders' Equity. Stockholder' Equity will at no time be less than $150,000,000 plus the sum of (i) 50% of the cumulative Reported Net Income of the Borrower and its Consolidated Subsidiaries during any period after July 2, 1995 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this clause (i), any quarter in which the Reported Net Income of the Borrower and its Consolidated Subsidiaries is negative, (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after July 2, 1995, calculated quarterly at the end of each Fiscal Quarter, and (iii) 100% of the amount of any equity resulting from conversion of Debt to equity at any time after July 2, 1995.

                 SECTION 5.23. Ratio of Long-Term Debt to Consolidated Adjusted Cash Flow. At the end of each Fiscal Quarter, the ratio of Long-Term Debt to Consolidated Adjusted Cash Flow for the Fiscal Quarter just ended and the immediately preceding 3 Fiscal Quarters shall not have been greater than 4.0 to 1.00.

                 SECTION 5.24. Intangibles. The Borrower shall not, without the prior consent of the Bank, acquire or cause to exist, at any time, intangible assets (as determined in accordance with GAAP), net of amortization, in an aggregate amount greater than 25% of Stockholders' Equity for the Fiscal Quarter just ended.

                                   ARTICLE VI

                                    DEFAULTS

                 SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                 (a) the Borrower shall fail to pay when due any principal of any Loan or Banker's Acceptance or shall fail to pay any interest on any Loan within 5 Domestic Business

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


         Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

                 (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(e), 5.02(ii), 5.03 through 5.06, inclusive, Sections 5.15 or 5.16, or Sections 5.18 through 5.24, inclusive; or

                 (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Bank or (ii) the date the Borrower is required to notify the Bank of any such failure pursuant to Section 5.01(e); or

                 (d) any representation, warranty, certification or statement made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

                 (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding (other than the Note) when due or within any applicable grace period; or

                 (f) any event or condition shall occur which results in the acceleration of the maturity of Debt (or any obligation under any interest rate protection agreement), outstanding of the Borrower or any Subsidiary (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or interest rate protection agreement or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary); provided, that no Event of Default shall be deemed to have occurred solely by reason of a default under any of Sections 5.6 through 5.9, inclusive, of the Senior Note Agreement which occurs within one year after the Closing Date, unless the maturity of such Debt has been accelerated; provided, further, that any amendment to the Senior Note Agreement which would have the effect of making the Senior Note Agreement more restrictive than this Agreement as in effect on the Closing Date must be acceptable to the Bank; or

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


                 (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                 (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                 (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

                 (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                 (k) a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or

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         any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

                 (l) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B)

then, and in every such event, (i) the Bank may, by notice to the Borrower, terminate the Commitment and it shall thereupon terminate, (ii) the Bank may refuse to make available any Borrowing which has been requested but not yet funded, and (iii) the Bank may, by notice to the Borrower, declare the Note (together with accrued interest thereon) to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with (x) in the case of Loans, interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default and (y) in the case of Banker's Acceptances, a 2.0% per annum fee on the Face Amount of all Banker's Acceptances shall be paid by the Borrower to the Bank from and after the date of any such Event of Default until such date as such Banker's Acceptances are collateralized in full pursuant to the immediately succeeding paragraph; provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Bank, the Commitment shall thereupon terminate and the Note (together with accrued interest thereon) and the Banker's Acceptances shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with (x) in the case of Loans, interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default and (y) in the case of Banker's Acceptances, a 2.0% per annum fee on the Face Amount of all Banker's Acceptances shall be paid by the Borrower to the Bank from and after the date of any such Event of Default until such date as such Banker's Acceptances are collateralized in full pursuant to the immediately succeeding paragraph. Notwithstanding the foregoing, the Bank shall have available to it all other remedies at law or equity.

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


                 In addition to the provisions contained in the immediately preceding paragraph, the Borrower agrees that upon the occurrence of an Event of Default and the acceleration of the maturity of the Notes pursuant to clause
(iii) above, the Borrower will establish a deposit account (the "Collateral Account") to be maintained by the Bank, and the Borrower will promptly pay to the Bank for deposit in the Collateral Account, in immediately available funds, an amount equal to the aggregate of the then outstanding Face Amounts of Banker's Acceptances. As security for the payment of the Note and the Borrower's other obligations set forth in any of the other Loan Documents, the Borrower shall grant, convey, assign and pledge and create in the Bank's favor a Lien on all monies, instruments and securities at any time held in or acquired in connection with the Collateral Account, together with all proceeds thereof. The Collateral Account shall be at all times under the sole dominion and control of the Bank. The Bank shall (i) apply any funds in the Collateral Account on account of Banker's Acceptances when the same become due and payable if and to the extent that the Borrower shall fail directly to pay such Banker's Acceptances and (ii) after the Termination Date and the date on which all Banker's Acceptances shall have expired and all of the Borrower's obligations to the Bank in respect thereof shall have been paid in full, apply any proceeds remaining in the Collateral Account first to pay the Note and the Borrower's other obligations set forth in any of the Loan Documents (in such order as the Bank shall, in its sole discretion, determine) and then to refund any remaining amount to the Borrower. The Bank shall invest the funds held in the Collateral Account in one or more certificates of deposit issued by the Bank with maturities not to exceed 30 days, unless the aggregate amount of such funds which are not then otherwise invested is less than the smallest certificate of deposit offered by the Bank, in which case the Bank shall have no obligation to invest such funds. The Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by the Borrower, and the Borrower agrees to hold the Bank harmless from any such losses or taxes. The Bank may liquidate any investment held in the Collateral Account in order to apply the proceeds of such investment on account of the Note and the Borrower's other obligations set forth in any of the Loan Documents without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which the Borrower hereby agrees to reimburse the Bank) as a result of such application. Upon the establishment of the Collateral Account, the Borrower shall pay to the Bank the fees customarily charged by it with respect to the maintenance of accounts similar to the Collateral Account.



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                                  ARTICLE VII

                     CHANGE IN CIRCUMSTANCES; COMPENSATION

                 SECTION 7.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

                 (a) the Bank determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                 (b) the Bank determines that the London Interbank Offered Rate will not adequately and fairly reflect the cost to the Bank of funding the relevant type of Fixed Rate Loans for such Interest Period, the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make the type of Fixed Rate Loans specified in such notice shall be suspended. Unless the Borrower notifies the Bank at least 2 Domestic Business Days before the date of any Borrowing of such type of Fixed Rate Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

                 SECTION 7.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for the Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and the Bank shall so notify the Borrower, then until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Borrower pursuant to this Section, the Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to the Bank. If the Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of the Bank, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in



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an equal principal amount from the Bank, and the Bank shall make such a Base
Rate Loan.

                 SECTION 7.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                 (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, the Bank (or its Lending Office); or

                 (ii) shall impose on the Bank (or its Lending Office) or the London interbank market any other condition affecting its Fixed Rate Borrowings, its Note or its obligation to make available Fixed Rate Borrowings;

and the result of any of the foregoing is to increase the cost to the Bank (or its Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by the Bank (or its Lending Office) under this Agreement or under its Note or Banker's Acceptances with respect thereto, by an amount deemed by the Bank to be material, then, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction.

                 (b) If the Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

                 (c) The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such



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designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

                 (d) The provisions of this Section 7.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

                 SECTION 7.04. Base Rate Loans or Other Fixed Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of the Bank to make or maintain any type of Fixed Rate Loans has been suspended pursuant to
Section 7.02 or (ii) any Bank has demanded compensation under Section 7.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to the Bank, have elected that the provisions of this Section shall apply to the Bank, then, unless and until the Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                 (a) all Loans which would otherwise be made by the Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans, and

                 (b) after each of the Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay the Base Rate Loans instead.

                 SECTION 7.05. Compensation. Upon the request of the Bank, the Borrower shall pay to the Bank such amount or amounts as shall compensate the Bank for any loss, cost or expense incurred by the Bank as a result of:

                 (a) any payment or prepayment (pursuant to Section 2.10, 2.11, 6.01, 7.02 or otherwise) of a Fixed Rate Borrowing on a date other than the last day of an Interest Period for such Borrowing; or

                 (b) any failure by the Borrower to prepay a Fixed Rate Borrowing on the date for such prepayment specified in the relevant notice of prepayment hereunder ; or

                 (c) any failure by the Borrower to borrow a Fixed Rate Loan on the date for the Fixed Rate Borrowing of which such Fixed Rate Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to
Section 2.02 or notification of



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acceptance of Offered Rate Credit Quotes pursuant to Section 2.03(e);

such compensation to include (except where a different amount has been agreed to pursuant to Section 2.10(b)), without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued (or amount of principal which would have accreted on a Banker's Acceptance) on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Fixed Rate Borrowing (or, in the case of a failure to prepay or borrow, the Interest Period for such Fixed Rate Borrowing which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Fixed Rate Borrowing (or amount of principal which would have accreted on a Banker's Acceptance) provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on (i) deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market (if such Fixed Rate Borrowing is a Euro-Dollar Loan or an Offered Rate Loan based on such deposits).

                                  ARTICLE VIII

                                 MISCELLANEOUS

                 SECTION 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth in the Letter Agreement or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Bank under Article II shall not be effective until received.

                 SECTION 8.02. No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under the Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.



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                 SECTION 8.03. Expenses; Documentary Taxes.  The Borrower shall pay (i) all out-of-pocket expenses of the Bank, including fees and disbursements of special counsel for the Bank, in connection with the preparation of any waiver or consent hereunder or under any other Loan
Documents or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Bank, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

                 SECTION 8.04. Indemnification. The Borrower shall indemnify the Bank and each Affiliate thereof and its directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by the Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Bank to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Bank, and each Affiliate thereof and their its directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified.

                 SECTION 8.05. Setoff; Sharing of Setoffs. (a) The Borrower agrees that each Bilateral Lender shall have a lien for all indebtedness and obligations owing to it from the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to such Bilateral Lender or otherwise in the possession or control of such Bilateral Lender for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with such Bilateral Lender, whether now existing or hereafter established hereby authorizing such Bilateral Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by the Borrower to such Bilateral Lender then past due and in such amounts as it may elect, and whether or not the collateral, if any, or the



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responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of such Bilateral Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or Banker's Acceptance, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                 (b) Each Bilateral Lender agrees that if it shall, by exercising any right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note and Banker's Acceptances held by it which is greater than the proportion received by any other Bilateral Lender in respect of the aggregate amount of all principal and interest owing with respect to the Note and Banker's Acceptances held by such other Bilateral Lender, the Bilateral Lender receiving such proportionately greater payment shall purchase such participations in the Notes and Banker's Acceptances held by the other Bilateral Lender owing to such other Bilateral Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes and Banker's Acceptances held by the Banks owing to such other Bilateral Lenders shall be shared by the Bilateral Lenders pro rata; provided that (i) nothing in this Section shall impair the right of any Bilateral Lender to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes and Banker's Acceptances, and (ii) if all or any portion of such payment received by the purchasing Bilateral Lender is thereafter recovered from such purchasing Bilateral Lender, such purchase from each other Bilateral Lender shall be rescinded and such other Bilateral Lender shall repay to the purchasing Bilateral Lender the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bilateral Lender's ratable share (according to the proportion of (x) the amount of such other Bilateral Lender's required repayment to (y) the total amount so recovered from the purchasing Bilateral Lender) of any interest or other amount paid or payable by the purchasing Bilateral Lender in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or Banker's Acceptance, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the



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amount of such participation.  The foregoing covenants are intended for the mutual benefit of the Bank and each other Bilateral Lender, and the Borrower and the Bank agree, with respect to the Agreement, that each other Bilateral Lender shall be a third party beneficiary of, and shall have the right to enforce, the foregoing covenants.

                 (c) In furtherance of the provisions of this Section 8.05, the Borrower agrees to furnish in writing to each Bilateral Lender, with respect to each other Bilateral Lender, the name, address, telephone number, facsimile number and name of a contact person, and promptly upon any change in any of the foregoing, or upon the addition or deletion of any Bilateral Lender, or upon any increase or decrease in the Commitment of any Bilateral Lender, to notify each other Bilateral Lender thereof in writing.

                 (d) The provisions of this Section 8.05 are for the benefit of, and may be enforced against the Borrower and each other Bilateral Lender by, each Bilateral Lender, as a third party beneficiary.

                 SECTION 8.06. Amendments and Waivers. Any provision of this Agreement, the Note or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Bank.


                 SECTION 8.07. Successors and Assigns. (a) The Borrower may not assign or otherwise transfer any of its rights under this Agreement.

                 (b) The Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to the Bank, the Note held by the Bank, the Commitment hereunder or any other interest of the Bank hereunder. In the event of any such sale by the Bank of a participating interest to a Participant, the Bank's obligations under this Agreement shall remain unchanged, the Bank shall remain solely responsible for the performance thereof, the Bank shall remain the holder of the Note for all purposes under this Agreement, and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. In no event shall the Bank, in selling a participation, be obligated to the Participant to take or refrain from taking any action hereunder except that the Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the



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rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans and the Banker's Acceptances, or (vi) the release of any Guarantee given to support payment of the Loans and the Banker's Acceptances. The Borrower agrees that each Participant shall be entitled to the benefits of Article VII with respect to its participation in Loans and Banker's Acceptances outstanding from time to time.

                 (c) The Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or in the case of its Loans, Banker's Acceptances and Commitments, a proportionate part of all its Loans, Banker's Acceptances and Commitments, of its rights and obligations under this Agreement, the Note, the Banker's Acceptances and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee and, subject to clause
(iii) below, by the Borrower; provided that (i) no interest may be sold by the Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the Commitment, (ii) if the Bank is assigning only a portion of its Commitment, then, the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $10,000,000, (iii) except during the continuance of a Default, no interest may be sold by the Bank pursuant to this paragraph (c) to any Assignee that is not then a Bilateral Lender (or an Affiliate of a Bilateral Lender) without the consent of the Borrower, which consent shall be deemed to have been given unless the Borrower provides the Bank written notice of its refusal to consent to the assignment within 5 Domestic Business Days from the date the request was made. Upon (A) execution of the Assignment and Acceptance by the Bank and such Assignee, and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower,
(C) payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee, and (D) execution by the Assignee and the Borrower of a Letter Agreement, such Assignee shall for all purposes become a Bilateral Lender, with a separate and independent credit agreement with the Borrower, rather than a party to this Agreement, with a Commitment as set forth in such instrument of assumption and in such Letter Agreement, and the Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the Bank and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued and, if applicable, new Banker's Acceptances are issued, to the Bank hereunder and a new



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note is issued and, if applicable, new banker's acceptances are issued, to such
Assignee under such separate credit agreement.

                 (d) Subject to the provisions of Section 8.09, the Borrower authorizes the Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in the Bank's possession concerning the Borrower which has been delivered to the Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with the Bank's credit evaluation prior to entering into this Agreement.

                 (e) No Participant shall be entitled to receive any greater payment under Section 7.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of
Section 7.02 or 7.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                 (f) Anything in this Section 8.08 to the contrary notwithstanding, the Bank may assign and pledge all or any portion of the Loans, Banker's Acceptances and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans, Banker's Acceptances and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans, Banker's Acceptances and/or obligations to the extent of such payment. No such assignment shall release the Bank from its obligations hereunder.

                 SECTION 8.08. Confidentiality. The Bank agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by the Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans and Banker's Acceptances; provided that nothing herein shall prevent the Bank from disclosing such information (i) to any other Bilateral Lender, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Bank, (iv) which has been publicly disclosed, or which was in the Bank's possession prior to the Borrower's disclosure to the Bank and, to the Bank's knowledge, not subject to any other obligation, whether express or implied, of confidentiality, (v) to the extent reasonably required in connection with any litigation to which the Bank or



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its Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to the Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this
Section 8.09; provided that should disclosure of any such confidential information be required by virtue of clause (ii) of the immediately preceding sentence, the Bank shall promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, the Bank shall not be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action.

                 SECTION 8.09. Governing Law. This Agreement, the Letter Agreement, the Note and each Banker's Acceptance shall be construed in accordance with and governed by the law of the state in which the Bank has its principal office.

                 SECTION 8.10. Severability. In case any one or more of the provisions contained in this Agreement, the Note, the Banker's Acceptances or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

                 SECTION 8.11. Interest. In no event shall the amount of interest (and for purposes of this Section, accreted principal with respect to a Banker's Acceptance shall be included in all references to "interest"), and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Letter Agreement, the Notes, the Banker's Acceptances or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by the Bank, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify the Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Bank not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans and the Banker's Acceptances does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Bank does not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Bank hereunder or under the Note, the Banker's Acceptances or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by



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applicable law.  By the execution of this Agreement, the Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against the Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Bank, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Letter Agreement, the Note, the Banker's Acceptances or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitment. The Borrower and the Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into the Note and each Banker's Acceptance and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Note, the Banker's Acceptances and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

                 SECTION 8.12. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                 SECTION 8.13. Waiver of Jury Trial; Consent to Jurisdiction. The Borrower (a) and the Bank irrevocably waive, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the state in which the Bank has its principal office, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Note, the Banker's Acceptances and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the state in which the Bank has its principal office for the purpose of litigation to enforce this Agreement, the Note, the Banker's Acceptances or the other Loan Documents, and
(d) agrees that service of process may be made upon it in the manner prescribed in Section 8.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Bank from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

                                                                       EXHIBIT A

                                      NOTE



                          ___________________, 19____


                 For value received, ________________, a ___________
corporation (the "Borrower"), promises to pay to the order of __________________________________________________, a ____________________ (the
"Bank"), for the account of its Lending Office, the principal sum of ___________________________________ AND NO/100 DOLLARS ($____________), or such lesser amount as shall equal the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of the Bank located at _________________________ ______________________________, or such other address as may be specified from time to time pursuant to the Letter Agreement.

                 All Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the relevant schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                 This Note is the Note referred to in the Master Credit Agreement referred to in and incorporated by reference into the Letter Agreement between the Bank and the Borrower dated __________(the Master Credit Agreement and the Letter Agreement, as the same may be amended and modified from time to time, being the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

                 IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                                     SAVANNAH FOODS & INDUSTRIES,
                                     INC.                                 (SEAL)


                                    By: __________________________
                                     Title:

              CONVENTIONAL RATE LOANS AND PAYMENTS OF PRINCIPAL
              --------------------------------------------------
              Base Rate              Amount           Amount of
              or Euro-               of               Principal              Maturity         Notation
Date          Dollar Loan            Loan             Repaid                 Date             Made By
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

                                       OFFERED RATE LOANS AND PAYMENTS OF PRINCIPAL
-------------------------------------------------------------------------------------------------------------------------
                                  Amount           Amount of               Stated
               Interest           of               Principal               Maturity           Notation
Date           Rate               Loan             Repaid                  Date               Made By
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B


                                   OPINION OF
                            COUNSEL FOR THE BORROWER


                                        [Dated as provided in Section 3.01 of
                                                  the Credit Agreement]


To ___________________________________
______________________________________
______________________________________
______________________________________
Attn:  _______________________________

Dear Sirs:

                 We have acted as counsel for Savannah Foods & Industries, Inc., a Delaware corporation (the "Borrower") in connection with the Letter Agreement dated as of ________, 19____, between the Borrower and you and the Master Credit Agreement referred to in and incorporated by reference into the Letter Agreement (collectively, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

                 We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of our opinions set forth below that the execution and delivery of the Credit Agreement by the Bank have been duly authorized by the Bank.

                 Upon the basis of the foregoing, we are of the opinion that:

                 1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers required to carry on its business as now conducted.

                 2. The execution, delivery and performance by the Borrower of the Credit Agreement, the Note and the Banker's Acceptances (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon the Borrower and (v) to our knowledge, except as provided in the Credit Agreement, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                 3. The Credit Agreement constitutes a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and the Note and the Banker's Acceptances constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

                 4. To our knowledge (after due inquiry), there is no action, suit or proceeding pending, or threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Credit Agreement, the Note or any Banker's Acceptance.

                 5. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                 6. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 7. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                 [8. The choice of ____________ law to govern the Agreement, the Note and each Banker's Acceptance in which such choice is stipulated is a valid and effective choice of law under the laws of the State of, and adherence to existing judicial precedents generally would require a court sitting in the State of New York to abide by such choice of law, unless a fundamental policy of the State of Georgia would be violated. We are not aware of any provision of the Agreement or the Note which would violate a fundamental policy of the State of Georgia.][USE IF BANK'S PRINCIPAL OFFICE IS NOT IN GEORGIA.]

         We are qualified to practice in the State of Georgia and do not purport to be experts on any laws other than the laws of the United States, the State of Georgia and the General Corporate Law of the State of Delaware and this opinion is rendered only with respect to such laws. We have made no independent investigation of the laws of any other jurisdiction.


         This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you, any Assignee or Participant Transferee and your counsel without our prior written consent.

                               Very truly yours,

                                                                       EXHIBIT C


                           ASSIGNMENT AND ACCEPTANCE
                           Dated __________ __, ____


                 Reference is made to the Letter Agreement dated as of ________, 19____, between Savannah Foods & Industries, Inc., a Delaware corporation (the "Borrower") and ___________________________________________
(the "Assignor") and the Master Credit Agreement referred to in and incorporated by reference into the Letter Agreement (the "Master Credit Agreement") (the Letter Agreement with the Assignor and the Master Credit Agreement collectively, together with all amendments and modifications thereto, being the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meaning.

                 The Assignor and ________________________________________ (the
"Assignee") agree as follows:

                 1. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor, a ______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a ____% interest (which on the Effective Date hereof is $__________) in the Assignor's Commitment and a ______ interest (which on the Effective Date hereof is $_______________) in the Conventional Rate Credits [and Offered Rate Credits] owing to the Assignor and a ___% interest in the Note [and Banker's Acceptances] held by the Assignor (which on the Effective Date hereof is $__________).

                 2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $__________ and the aggregate outstanding principal amount of Conventional Rate Credits [and Offered Rate Credits] owing to it (without giving effect to assignments thereof which have not yet become effective) is $_________________;
(ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note [and Banker's Acceptances] referred to in paragraph 1 above and requests that the Borrower exchange such Note for [a new Note dated _____________, ____ in the principal amount of $__________ payable to the order of the Assignor and new Banker's Acceptances in the following Face Amounts and dated the following dates:_____________________________________] and execute a
Letter Agreement with and issue a new Note to the Assignee [and new Banker's Acceptances] in accordance herewith, with the effect set forth in Section 8.07(c) of the Credit Agreement.

                 3. The Assignee (i) confirms that it has received a copy of the Master Credit Agreement, together with copies of the financial statements referred to in Section 4.04(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Master Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) agrees that it will execute a Letter Agreement incorporating the terms and provisions of the Master Credit Agreement and (v) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action, and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Master Credit Agreement with it and its Note and Banker's Acceptances or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

                 4. The Effective Date for this Assignment and Acceptance shall be __________, ____ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Borrower for execution by the Borrower.

                 5. Upon such execution and acceptance by the Borrower [IF REQUIRED BY THE MASTER CREDIT AGREEMENT] and execution of a Letter Agreement by the Assignee and the Borrower, from and after the Effective Date, (i) the Assignee shall be a Bilateral Lender party to a separate and independent credit agreement with the Borrower and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Sections 7.03, 8.03 and 8.04 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

                 6. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the state in which the Assignor has its principal office.


                                      [NAME OF ASSIGNOR]


                                      By:
                                         ---------------------------
                                         Title:


                                      [NAME OF ASSIGNEE]


                                      By:
                                         ---------------------------
                                         Title:


                                      SAVANNAH FOODS & INDUSTRIES, INC.
                                      IF REQUIRED BY THE MASTER CREDIT AGREEMENT


                                      By:
                                         --------------------------
                                         Title:

                                                                       EXHIBIT D

                              NOTICE OF BORROWING


                          _____________________, _____

____________________________
____________________________
____________________________
Attention:  ________________

         Re: Letter Agreement dated as of ________, 19____, between Savannah Foods & Industries, Inc., a Delaware corporation (the "Borrower") and ___________________________________________
                 (the "Bank") and the Master Credit Agreement referred to in and incorporated by reference into the Letter Agreement (the "Master Credit Agreement") (the Letter Agreement with the Bank and the Master Credit Agreement collectively, together with all amendments and modifications thereto, being the "Credit Agreement").

Gentlemen:

         Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

         This Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement.

         The Borrower hereby requests a [Euro-Dollar Borrowing] [Base Rate Borrowing] [Conventional Rate Banker's Acceptance] in the aggregate principal amount of $___________ to be made on ______________, 199__, and for interest to accrue thereon at the rate established by the Credit Agreement for [Euro-Dollar Loans] [Base Rate Loans] [Conventional Rate Banker's Acceptances]. The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [6 months] [30 days][__ days].

         The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this _____ day of ___________, _____.


                                           SAVANNAH FOODS & INDUSTRIES, INC.



                                           By:
                                              -------------------------------
                                              Title:

                                                                       EXHIBIT E


                             COMPLIANCE CERTIFICATE


               Reference is made to the Letter Agreement dated as of ________, 19____, between Savannah Foods & Industries, Inc., a Delaware corporation (the "Borrower") and ___________________________________________ (the "Bank") and
the Master Credit Agreement referred to in and incorporated by reference into the Letter Agreement (the "Master Credit Agreement") (the Letter Agreement with the Bank and the Master Credit Agreement collectively, together with all amendments and modifications thereto, being the "Credit Agreement"). Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

               Pursuant to Section 5.01(c) of the Credit Agreement, _______________, the duly authorized ________________ ___ of Savannah Foods &
Industries, Inc. hereby (i) certifies to the Bank that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of ________, ___, and that no Defaults or Events of Default exist and (ii) restates and reaffirms that the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof as though restated on and as of this date.



                                               By:
                                                  ---------------------------
                                                  Title:

                             COMPLIANCE CHECK LIST
                      (Savannah Foods & Industries, Inc.)
                           __________________________


                              _____________, _____


1.     Investments (Section 5.17)

       Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 5.16 and except in [. . .]
       (v) Related Investments in an amount not exceeding the sum of 30% of Capitalization, minus the amount of Unrelated Investments at the time outstanding, and/or (vi) Unrelated Investments in an amount not exceeding the lesser of (A) $20,000,000 and (B) the sum of 30% of Capitalization, minus the amount of Related Investments at the time outstanding.

       Related Investments

       (a)     Aggregate amount of
               Related Investments                                $
                                                                   -------------

       (b)     Stockholders' Equity                               $
                                                                   -------------

       (c)     Aggregate amount of
               Long-Term Debt --Schedule 1                        $
                                                                   -------------

       (d)     sum of (b) and (c)                                 $
                                                                   -------------

       (e)     30% of (d)                                         $
                                                                   -------------

       (f)     Aggregate amount of
               Unrelated Investments                              $
                                                                   -------------

       (g)     (e) minus (f)                                      $
                                                                   -------------

               Limitation--(a) not to
               exceed (g)

       Unrelated Investments

       (h)     (e) minus (a)                                      $
                                                                   -------------

       (i)     lesser of $20,000,000
               and (h)                                            $
                                                                   -------------

               Limitation--(f) not to
               exceed (i)

                             COMPLIANCE CHECK LIST
                      (Savannah Foods & Industries, Inc.)
                           __________________________


                              _____________, _____

2.     Negative Pledge (Section 5.18)

       Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except: [ . . .] (j) Liens on inventories of the Borrower consisting of sugar processed from sugar beets and sugarcane securing current liabilities of the Borrower or any Subsidiary to the United States Commodity Credit Corporation, provided that the amount of the current liabilities so secured by a Lien in favor of the United States Commodity Credit Corporation shall be less than the fair market value of the related seasonal sugar inventories of the Borrower.

       (a)     aggregate amount of current
               liabilities to United States
               Commodity Credit Corporation
               secured by Liens on inventories
               consisting of sugar processed
               from sugar beets and sugarcane             $
                                                           -------------

       (b)     fair market value of such
               inventories                                $
                                                           -------------

               Limitation   (a) must be less than (b)

3.     Ratio of Long-Term Debt to
       Capitalization (Section 5.19)

       The ratio of Long-Term Debt to Capitalization will not at any time exceed 0.45 to 1.00.

       (a)     Long-Term Debt   Schedule - 1                               $
                                                                            ----------

       (b)     Stockholder's Equity                                        $
                                                                            ----------

       (c)     sum of (a) plus (b)                                         $
                          ----                                              ----------

       Actual Ratio of (a) to (c)
                                                                            ----------

       Maximum Ratio                                                         < 0.45 to 1.0

                             COMPLIANCE CHECK LIST
                      (Savannah Foods & Industries, Inc.)

                           __________________________
                              _____________, _____


4.     Ratio of Consolidated Adjusted Cash Flow to Interest and Leases (Section
       5.20)

       The ratio of (i) Consolidated Adjusted Cash Flow to (ii) Consolidated Interest Expense plus obligations of the Borrower and its Consolidated Subsidiaries with respect to operating leases shall be equal to or greater than 3.0 to 1.0 as of the end of each Fiscal Quarter, for the Fiscal Quarter just ended and the immediately preceding 3 Fiscal Quarters; provided, that the Borrower shall be deemed to be in compliance with this covenant if, at the end of no more than 2 out of any 6 consecutive Fiscal Quarters, such ratio for the Fiscal Quarter just ended and the immediately preceding 3 Fiscal Quarters is less than
       3.0 to 1.0 but is equal to or greater than 2.5 to 1.0.

       (a)     Consolidated Adjusted Cash
               Flow, Schedule - 2                                          $
                                                                            ----------

       (b)     (i) Consolidated Interest
               Expense, Schedule - 2, plus
               (ii) Aggregate operating lease
               obligations, Schedule- 2                                    $
                                                                            ----------

       Actual ratio of (a) to (b)
                                                                            ----------

       Required ratio                                                    [greater than or equal to 3.0 to 1.0]
                                                                         [greater than or equal to 2.5 to 1.0]

5.  Ratio of Consolidated Current Assets to Consolidated Current
    Liabilities (Section 5.21)

       The ratio of Consolidated Current Assets to Consolidated Current Liabilities will not at any time be less than 1.15 to 1.0.

       (a) Consolidated Current Assets                                        $
                                                                               ----------

       (b) Consolidated Current Liabilities                                   $
                                                                               ----------

       Actual ratio of (a) to (b)
                                                                               ----------

       Required ratio                                                         greater than or equal to 1.15 to 1.0

                             COMPLIANCE CHECK LIST
                      (Savannah Foods & Industries, Inc.)
                           __________________________


                              _____________, _____

6.  Minimum Stockholder's Equity (Section 5.22)

       Stockholder' Equity will at no time be less than $150,000,000 plus the sum of (i) 50% of the cumulative Reported Net Income of the Borrower and its Consolidated Subsidiaries during any period after July 2, 1995 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this clause (i), any quarter in which the Reported Net Income of the Borrower and its Consolidated Subsidiaries is negative, (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after July 2, 1995, calculated quarterly at the end of each Fiscal Quarter, and (iii) 100% of the amount of any equity resulting from conversion of Debt to equity at any time after July 2, 1995.

       (a) Stockholder's Equity                                            $
                                                                            ----------

       (b) Reported Net Income since July 2, 1995                          $
                                                                            ----------

       (c) Aggregate of any Reported
           Net Income which was negative
           during any Fiscal Quarter                                       $
                                                                            ----------

       (d) Aggregate Net Proceeds of Capital Stock
           received after July 2, 1995                                     $
                                                                            ----------

       (e) Aggregate of equity from conversion
           of Debt to equity after July 2, 1995                            $
                                                                            ----------

       (f) Sum of (b) less (c) less (d) less (e)                           $
                                                                            ----------

       (g) 50% of (f)                                                      $
                                                                            ----------

       (h) sum of (g) and $150,000,000                                     $
                                                                            ----------

       Limitation--(a) not to be less than (h)

                             COMPLIANCE CHECK LIST
                      (Savannah Foods & Industries, Inc.)
                           __________________________


                              _____________, _____

7.  Ratio of Long-Term Debt to Consolidated Adjusted Cash Flow    (Section
    5.23)

       At the end of each Fiscal Quarter, the ratio of Long-Term Debt to Consolidated Adjusted Cash Flow for the Fiscal Quarter just ended and the immediately preceding 3 Fiscal Quarters shall not have been greater than 4.0 to 1.00.

       (a) Long-Term Debt   Schedule - 1                                   $
                                                                            ----------

       (b) Consolidated Adjusted Cash
           Flow    Schedule - 2                                            $
                                                                            ----------

       Actual ratio of (a) to (b)
                                                                            ----------

       Required ratio                                                      less than or equal to 4.0 to 1.0

8.     Intangibles (Section 5.24)

       The Borrower shall not, without the prior consent of the Bank, acquire or cause to exist, at any time, net intangible assets (as determined in accordance with GAAP) in an aggregate amount greater than 25% of Stockholders' Equity for the Fiscal Quarter just ended.

       (a) Intangible assets                                               $
                                                                            ---------

       (b) Stockholder's Equity                                            $
                                                                            ---------

       (c) 25% of (b)                                                      $
                                                                            ---------

       Limitation--(a) not to exceed (c)

                             COMPLIANCE CHECK LIST
                      (Savannah Foods & Industries, Inc.)
                           __________________________


                              _____________, _____

                                                                                   Schedule - 1
                                                                                   ------------
Long-Term Debt
--------------
                                                        INTEREST
                                                          RATE        MATURITY            TOTAL
                                                        -------------------------         -----

Secured
-------
                                                                  $
  ---------------------------------------------------------------- --------------

                                                                  $
  ---------------------------------------------------------------- -------------

                                                                  $
  ---------------------------------------------------------------- -------------

               Total Secured                                      $
                                                                   -------------


Unsecured
---------

                                                                  $
  ---------------------------------------------------------------- -------------

                                                                  $
  ---------------------------------------------------------------- -------------

                                                                  $
  ---------------------------------------------------------------- -------------

               Total Unsecured                                    $
                                                                   -------------


Redeemable Preferred Stock                                        $
--------------------------                                         -------------

               Total Preferred Stock                              $
                                                                   -------------


Other Long-Term Debt
--------------------

                                                                  $
  ---------------------------------------------------------------- -------------

                                                                  $
  ---------------------------------------------------------------- -------------

               Total Other Long-Term Debt                         $
                                                                   -------------


               TOTAL LONG-TERM DEBT                       $
                                                           =============

                             COMPLIANCE CHECK LIST
                      (Savannah Foods & Industries, Inc.)
                           __________________________


                              _____________, _____


Schedule - 2

Consolidated Adjusted Cash Flow
-------------------------------
(a)    Consolidated Net Income
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------

(b)    Consolidated Interest Expense
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------

(c)    operating lease obligations
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------

(d)    tax expense
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------

(e)    depreciation
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------

(f)    amortization
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------

(g)    other non-cash or non-recurring
       charges deducted from Consolidated
       Net Income
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------

(h)    other non-cash or non-recurring
       gain included in Consolidated
       Net Income
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------
           quarter     -                                                   $
       ---         ---- --------                                            -----------

Consolidated Adjusted Cash Flow
       (a) plus (b) plus (c) plus (d)
       plus (e) plus (f) plus (g)
       minus (h)                                                           $
                                                                            ===========


Description of Operating Leases
-------------------------------

                                                                  Annual
       Lessor           Property Leased          Term             Rental
       ------           ---------------          ----             ------

                                                                  $
---------------         ---------------------    ---------         ---------
                                                                  $
---------------         ---------------------    ---------         ---------
                                                                  $
---------------         ---------------------    ---------         ---------
                                                                  $
---------------         ---------------------    ---------         ---------

Description of other non-cash charges deducted from operating income:
--------------------------------------------------------------------


----------------------------------------------------------------


----------------------------------------------------------------


----------------------------------------------------------------


Description of other non-cash charges included in operating income:
------------------------------------------------------------------


----------------------------------------------------------------


----------------------------------------------------------------


----------------------------------------------------------------

                                                                       EXHIBIT F


                               [NAME OF BORROWER]

                              CLOSING CERTIFICATE


       Reference is made to the Letter Agreement dated as of ________, 19____, between Savannah Foods & Industries, Inc., a Delaware corporation (the "Borrower") and ___________________________________________ (the "Bank") and
the Master Credit Agreement referred to in and incorporated by reference into the Letter Agreement (the "Master Credit Agreement") (the Letter Agreement with the Bank and the Master Credit Agreement collectively, together with all amendments and modifications thereto, being the "Credit Agreement"). Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

       Pursuant to Section 3.01(e) of the Credit Agreement,
______________________________, the duly authorized _________ __________ of the Borrower hereby certifies to the Bank that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof.

       Certified as of this _____ day of _______________, ____.



                                             By:
                                                ---------------------------
                                                Printed Name:
                                                             --------------
                                                Title:
                                                      ---------------------

                                                                       EXHIBIT G





                       OFFERED RATE CREDIT QUOTE REQUEST




_________________________________
_________________________________
_________________________________
Attention:  _____________________

         Re:     Offered Rate Credit Quote Request

                 This Offered Rate Credit Quote Request is given in accordance with the Letter Agreement dated as of ____ ___, 19____, between Savannah Foods & Industries, Inc., a Delaware corporation (the "Borrower") and _____________________ _____________________ (the "Bank") and the Master Credit
Agreement referred to in and incorporated by reference into the Letter Agreement (the "Master Credit Agreement") (the Letter Agreement with the Bank and the Master Credit Agreement collectively, together with all amendments and modifications thereto, being the "Credit Agreement"), and pursuant to Section
2.03 thereof. Terms defined in the Credit Agreement are used herein as defined therein.

         The Borrower hereby requests that the Bank issue a quote for an Offered Rate Borrowing based upon the following:

         1. The proposed date of the Offered Rate Borrowing shall be ______________, _____ (the "Offered Rate Credit Borrowing Date").1*

         2. The aggregate amount (or, if the Bank makes a quote based on a Banker's Acceptance, the Face Amount) of the Offered Rate Borrowing shall be $____________.2

         3. The Stated Maturity Date(s) applicable to the Offered Rate Borrowing shall be ______ days.3





________________________
* All numbered footnotes appear on the last page of this Exhibit G.

                                        Very truly yours,

                                        SAVANNAH FOODS & INDUSTRIES, INC.



                                        By:
                                           ----------------------------------
                                           Title:

------------------------


(1)      The date must be a Domestic Business Day.

(2) The amount of the Offered Rate Borrowing is subject to Section 2.03(a) and (b).

(3) The Stated Maturity Dates are subject to Section 2.03(b)(ii). The Borrower may request that up to 3 different Stated Maturity Dates be applicable to any Offered Rate Borrowing, provided that (i) each such Stated Maturity Date shall be deemed to be a separate Offered Rate Credit Quote Request and (ii) the Borrower shall specify the amounts of such Offered Rate Borrowing to be subject to each such different Stated Maturity Date.

                                                                       EXHIBIT H


                           OFFERED RATE CREDIT QUOTE


__________________________________
__________________________________
__________________________________
Attention:  ______________________

         Re:     Offered Rate Credit Quote to Savannah Foods & Industries, Inc.

                 This Offered Rate Credit Quote is given in accordance with the Letter Agreement dated as of ________, 19____, between Savannah Foods & Industries, Inc., a Delaware corporation (the "Borrower") and __________________________ ________________ (the "Bank") and the Master Credit
Agreement referred to in and incorporated by reference into the Letter Agreement (the "Master Credit Agreement") (the Letter Agreement with the Bank and the Master Credit Agreement collectively, together with all amendments and modifications thereto, being the "Credit Agreement"), and pursuant to Section 2.03(c)(ii) thereof. Terms defined in the Credit Agreement are used herein as defined therein.

                 In response to the Borrower's Offered Rate Credit Quote Request dated ____________, ____, we hereby make the following Offered Rate Credit Quote on the following terms:

         1.      Person to contact
                 at Bank:

         2.      Date of Offered Rate Borrowing:1*

         3. We hereby offer to make Offered Rate [Loan(s)] [Banker's Acceptances] in the following maximum [principal amounts] [Face Amount] for the following Interest Periods and at the following rates:



Maximum
Principal Amount                  Stated
or Face                           Maturity
Amount(2)                          Date  (3)               Rate Per Annum(4)
--------                          --------                 ---- --- -----


________________________

*      All numbered footnotes appear on the last page of this Exhibit H.

               We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Offered Rate Borrowings(s) for which any offer(s) [is] [are] accepted, in whole or in part (subject to the last sentence of Section 2.03(c)(i) of the Credit Agreement).


                                             Very truly yours,

                                             [Name of Bank]



Dated:                                       By:
                                                  ---------------------------
                                                     Authorized Officer

---------------------------






________________________

(1)    As specified in the related Offered Rate Credit Quote Request.

(2) The principal amount bid for each Stated Maturity Date may not exceed the principal amount requested. Offered Rate Credit Quotes must be made for at least a principal amount (or, with respect to Banker's Acceptances, Face Amount) of $1,000,000 or a larger multiple of $500,000.

(3)    The Stated Maturity Dates are subject to Section 2.03(b)(ii).

(4)    Subject to Section 2.03(c)(ii)(C).

                                                                   SCHEDULE 4.05



                                   LITIGATION


In May 1992, the United States Customs Service (Customs) issued a bill to the Company for approximately $7,500,000 seeking reimbursement for certain drawback claims filed by the Company with Customs during the period 1984 through 1988. The Company disputes Customs' findings and is vigorously protesting the decision of Customs. As of July 1995, approximately $5,000,000 of the claim has been dismissed. Based upon the facts known to the Company at this time, the ultimate resolution of this matter is not expected to have a materially adverse effect on the Company's financial position or results of operations.


In July 1991, National Utility Service, Inc. (NUS) filed a complaint against the Company in the United States District Court for the District of New Jersey seeking compensation and damages arising from a contract between the Company and NUS for energy cost saving recommendations. On September 12, 1994, summary judgment was entered against the Company in the amount of $2,973,000 in this case. On December 19, 1994, the judgment was amended to add $1,343,000 prejudgment interest. The United States Court of Appeals for the Third Circuit has affirmed the judgment subject to an insignificant reduction in the prejudgment interest. The Company is considering an appeal to the Supreme Court. Reserves were established for this claim in previous fiscal years, and the ultimate resolution of this matter is not expected to have a materially adverse effect on the Company's financial position or results of operations.

                                                                   SCHEDULE 4.08

                       SAVANNAH FOODS & INDUSTRIES, INC.

                                  SUBSIDIARIES

                 NAME                                               JURISDICTION OF INCORPORATION
                 -----                                              -----------------------------
*BIOMASS CORPORATION                                                A Delaware Corporation
A Research Facility -  non operational

*CHATHAM SUGAR COMPANY                                              A Delaware Corporation
Holds real estate - non operational

*COLONIAL SUGARS, INC.                                              A Delaware Corporation
A sugar refinery

*DIXIE CRYSTALS BRANDS, INC.                                        A Delaware Corporation
(Dixie Crystals Foodservice, Inc.)
(King Packaging Co., Inc.)

*EVERGLADES SUGAR REFINERY, INC.                                    A Florida Corporation
A sugar refinery

*FOOD CARRIER, INC.                                                 A Georgia Corporation
Trucking

*MICHIGAN SUGAR CO.                                                 A Michigan Corporation
(Great Lakes)
(Pioneer Trading Co.)
 A beet sugar refinery

*PHOENIX PACKAGING                                                  A Delaware Corporation
A packaging operation

*RACELAND SUGARS, INC.                                              A Delaware Corporation
A cane operation

*REFINED SUGAR TRADING INSTITUTE                                    A Delaware Corporation
A non-profit corporation owned
jointly with Amstar

*SAVANNAH FOODS  INDUSTRIAL, INC.                                   A Delaware Corporation
An operation engaged in the refining and selling of cane sugar

*SAVANNAH  INTERNATIONAL COMPANY                                    A Delaware Corporation
(Savannah Packaging Company)
(Savannah Total Invert Company)

*SAVANNAH INTERNATIONAL  SERVICES, INC                              Delaware Corporation
Non operational

*SAVANNAH INVESTMENT CO.                                            A Delaware Corporation
An investment company


                                 -Continued-

*SAVANNAH MOLASSES & SPECIALTIES CO.                                A Delaware Corporation
Non-operational


*SAVANNAH SUGAR REFINING CORP.                                      A Georgia Corporation
Non-operational


*SOUTH COAST SUGARS, INC.                                           A Delaware Corporation
Non-operational





*Savannah Foods owns 100% of this subsidiary

                                                                   SCHEDULE 4.08


                      SAVANNAH FOODS & INDUSTRIES, INC.
                                 SUBSIDIARIES


[Savannah Foods &
Industries, Inc.]
|     |_____________________________________________________________________________________________________________
|                                           |                                  |                                   |
|                                           |                                  |                                   |
|___  [Colonial Sugar                  [Michigan Sugar                   [Dixie Crystals                           |
|        Refinery]  (1)                   Company]                           Brands]                               |
|                                   _________|_________                 _______|________               [Savannah International
|                                   |                 |                 |              |                       Company]
|___    [Everglades             [Pioneer        [Great Lakes          [King      [Dixie Crystals                  |
|     Sugar Refinery]  (1)    Trading Co.]       Sugar Co.]         Packaging]     Foodservices]         _________|__________
|                                                                                                        |                  |
|                                                                                               [Savannah Total          [Savannah
|___   [Savannah Foods                                                                          Invert Company]          Packaging
|     Industrial, Inc.]                                                                                                   Company]
|
|
|___  [Savannah Sugar
|      Refining Corp.]
|
|
|___   [Raceland
|     Sugars, Inc.]  (2)
|
|
|___  [South Coast
|     Sugars, Inc.]
|
|
|___  [Savannah Molasses &
|       Specialties Co.]
|
|
|___  [Food Carrier,
|         Inc.]
|
|
|___   [Phoenix
|     Packaging]  (2)
|
|
|___  [Chatham Sugar
|        Company]  (1)
|
|
|___    [Savannah
|     Investment Co.]                                (1)  In connection with our announced reorganization, to be merged into
|                                                            Savannah Foods Industrial, Inc. during 1995 - 1996.
|
|___  [Savannah International
|         Services, Inc.]                            (2)  In connection with our announced reorganization, to be a subsidiary of
|                                                            Savannah Foods Industrial, Inc. during 1995 - 1996.
|
|___  [Biomass]
|
|
|
|___    [Refined Sugar
      Trading Institute]

                                                                   SCHEDULE 5.15

                     LONG TERM DEBT AS OF JULY 30, 1995(1)

       SUBSIDIARY                         AMOUNT                DESCRIPTION                         EXPIRATION DATE
----------------------------------------------------------------------------------------------------------------------
  Savannah Foods                       $47,857,143           Series A - 8.35%.                    11/1/98  $ 6,250,000
  & Industries, Inc.                                          Senior Note                         11/1/99  $12,500,000
                                                                                                  11/1/00  $12,500,000
                                                                                                  11/1/01  $12,232,143
                                                                                                  11/1/02  $ 4,375,000

  Savannah Foods                       $12,142,857           Series B - 7.15%                     11/1/98  $ 2,500,000
  & Industries, Inc.                                          Senior Note                         11/1/99  $ 4,803,571
                                                                                                  11/1/00  $ 3,250,000
                                                                                                  11/1/01  $ 1,589,286

  Savannah Foods                       $   480,000           Pollution Control                     8/1/95  $   100,000
  & Industries, Inc.                                          Bond - 6.60%                         8/1/96  $   115,000
                                                                                                   8/1/97  $   125,000
                                                                                                   8/1/98  $   130,000

  Savannah Foods                       $ 1,330,000           Pollution Control Bond            $190,000 Due 11/1/95 to
  & Industries, Inc.                                          75% of CD rate                                11/1/2001

  Savannah Foods                       $ 4,100,000           ESOP Loan-85% of                  $500,000 due 10/25/97 to
  & Industries, Inc.                                          LIBOR                                         10/25/04

  SFII        ESOP Loans:              $ 3,000,000           Loan 86% of  LIBOR                $100,000 Due 10/25/05
                                       $ 1,285,000            78% of Prime,                        Due 03/07/96
                                       $ 3,500,000            or 90% of CD Rate                    Due 10/09/97
                                       $ 2,215,000                                                 Due 06/30/98

  Michigan Sugar Co.                   $ 4,500,000           MS Tax-Free Bond:                     Due 9/1/2000
                                                              Sebewaing-Var.Rate


  Michigan Sugar Co.                   $ 4,500,000           MS Tax-Free Bond:                     Due 12/1/2000
                                                              Croswell-Var. Rate

  Michigan Sugar Co.                   $ 3,500,000           MS Tax-Free Bond:                     Due 11/1/2003
                                                              Caro - Var. Rate

  Michigan Sugar Co.                   $ 6,000,000           MS Tax-Free Bond:                     Due 6/1/07
                                                              Carrollton - Var. Rate

  Dixie Crystals Brands                $ 2,500,000           SFI Industrial Revenue                Due 6/1/05
                                                              Bonds-Visalia, CA
                                                              Project -Var. Rate

  Dixie Crystals Brands                $    60,000           Covenant not to compete               Due  05/01/96


  Everglades Sugar                     $ 1,500,000           SFI Industrial Revenue                Due 3/1/17
  Refinery, Inc.                                              Bonds-Hendry County
                                                              ESRI -Var. Rate

  King Packaging                       $ 3,368,000           Covenant not to compete               Due through
                                                                                                   June 1998
----------------------------------------------------------------------------------------------------------------------

(1) $10,000,000 of long term debt is drawn under the existing revolving credit agreement

                                                                SCHEDULE 5.18(a)

                       SAVANNAH FOODS & INDUSTRIES, INC.

                                 EXISTING LIENS

         The following Industrial Revenue Bond issues are secured by various equipment and buildings financed by the issue:

                                                                                           Expiration
             Amount                                Description                                Date
         --------------                    ---------------------------               ---------------------------
         $4,500,000                        Michigan Sugar                            Total due
                                             Tax-free Bond                           September 1, 2000
                                             Sebewaing Project -
                                             Variable rate

         $4,500,000                        Michigan Sugar                            Total due
                                             Tax-free Bond                           December 1, 2000
                                             Croswell Project -
                                             Variable rate

         $3,500,000                        Michigan Sugar                            Total due
                                             Tax-free Bond                           November 1, 2003
                                             Caro Project -
                                             Variable rate

         $6,000,000                        Michigan Sugar                            $1,000,000 due
                                             Tax-free Bond                           June 1, 2002 - 2007
                                             Carrollton Project -
                                             Variable rate

         $2,500,000                        SFII - Industrial                         $500,000 due
                                             Revenue Bonds -                         June 1, 2002 - 2006
                                             Visalia Project
                                             Variable rate

         $1,500,000                        SFII - Industrial                         March 1, 2017
                                             Revenue Bonds -
                                             Hendry County/ESRI
                                             Variable rate

         $1,330,000                        SFII - Pollution Control                  $190,000 due
                                             Bonds -  Variable rate                  November 1, 1996 -
                                                                                     November 1, 2002

         $  480,000                        SFII - Pollution Control                $115, 000 due Aug 1,1996
                                             Bonds -  6.60%                        $125, 000 due Aug 1,1997
                                                                                   $130, 000 due Aug 1,1998



                                     87

                                     160